UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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GRAHAM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS
ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT(1)
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
OTHER MATTERS

GRAHAM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 30, 2009

The 2009 annual meeting of stockholders of Graham Corporation will be held on Thursday, July 30, 2009, at 11:00 a.m., Eastern Time, at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect as Directors the three nominees named in the attached proxy statement;

•	to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010; and

•	to transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

The Board of Directors has fixed the close of business on June 5, 2009 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting as well as at any adjournments of the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June 17, 2009

GRAHAM CORPORATION

PROXY STATEMENT

We are furnishing this proxy statement to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders for our fiscal year ended March 31, 2009, referred to in this proxy statement as fiscal year 2009, as well as for use at any adjournment of the annual meeting.

Date and Location of Annual Meeting

The annual meeting will be held on Thursday, July 30, 2009, at 11:00 a.m., Eastern Time, at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020.

Record Date and Shares Outstanding

Owners of record of shares of our common stock having a par value of $0.10, referred to in this proxy statement as common stock, at the close of business on June 5, 2009, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of the record date, there were 9,871,011 shares of our common stock issued and outstanding.

Mail Date

This proxy statement and the accompanying form of proxy are being first mailed to our stockholders on or about June 17, 2009.

Proxy Cards and Voting

Each owner of record of our common stock on June 5, 2009 is entitled to one vote for each share of common stock so held.

If we receive the enclosed proxy, properly executed and dated, in time to be voted at the annual meeting, the shares represented by the proxy will be voted in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

•	FOR each of the nominees for election as Director; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010.

The shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.

Please note, if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares, and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

Quorum

A quorum is required for our stockholders to conduct business at the annual meeting. Pursuant to our by-laws, the holders of record of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the annual meeting will constitute a quorum.

Vote Required

The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum, in person or by proxy, at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of three Directors	Plurality of the votes duly cast
Two	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010	Majority of the votes duly cast(1)

(1)	The selection of Deloitte & Touche LLP is being presented to our stockholders for ratification. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Effect of Abstentions

Shares that abstain from voting on one or more proposals to be acted on at the annual meeting are considered to be present for the purpose of determining whether a quorum exists and are entitled to vote on all proposals properly brought before the annual meeting.

Abstentions will have no effect on the election of directors; however, abstentions will have the effect of voting against the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2010. Abstentions will have the effect of voting against this proposal because abstentions are deemed to be present and entitled to vote, but do not count toward the affirmative vote required to approve such proposal.

Effect of Broker Non-Votes

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients (who are the beneficial owners of such shares), brokers have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of independent registered public accounting firms, but not on non-routine matters. Broker non-votes generally occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters.

Because the two proposals to be acted on at the annual meeting are routine matters, broker non-votes will not affect their outcome.

Revocability of Proxies

Your presence at the annual meeting will not automatically revoke your proxy. However, you can revoke your proxy at any time before it is voted at the annual meeting by:

•	delivering a written notice of revocation to our Corporate Secretary;

•	delivering a duly executed proxy bearing a later date to our Corporate Secretary; or

•	attending the annual meeting, filing a written notice of revocation with our Corporate Secretary and voting in person.

Notices of revocation and revised proxies should be sent to our Corporate Secretary at the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Solicitation of Proxies

This proxy solicitation is made by the Board of Directors on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally or by telephone or other telecommunication. We will not compensate our Directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their name or in the names of nominees, which in either case are beneficially owned by others, proxy materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.

Principal Executive Offices

Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020. Our telephone number is 585-343-2216.

Annual Report to Stockholders and Annual Report on Form 10-K

We have enclosed our 2009 annual report to stockholders with this proxy statement. Our annual report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission, is included in the 2009 annual report. The 2009 annual report includes our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our annual report on Form 10-K by:

•	accessing our website at www.graham-mfg.com;

•	writing to us at: Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia New York 14020; or

•	telephoning us at 585-343-2216.

You can also obtain a copy of our annual report on Form 10-K and all other reports and information that we file with, or furnish to, the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 30, 2009

As required by the rules adopted by the Securities and Exchange Commission, we are making this proxy statement and our 2009 annual report to stockholders available on the Internet.

The proxy statement and annual report to stockholders are available at www.graham-mfg.com/proxy.

For directions on how to attend the annual meeting and vote in person, please review the “Proxy Cards and Voting” and “Revocability of Proxies” sections on pages 1 and 2, respectively.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members. Our by-laws provide for a classified Board of Directors consisting of three classes of Directors, with each class serving a staggered three-year term. As a result, only a portion of our Board of Directors is elected each year.

The term of three of our seven Directors, Helen H. Berkeley, Alan Fortier and James R. Lines will expire at the 2009 annual meeting. Mr. Fortier was appointed to the Board of Directors on July 31, 2008 to serve for a term expiring at the 2009 annual meeting.

The Nominating and Corporate Governance Committee of the Board of Directors has nominated Ms. Berkeley, Mr. Fortier and Mr. Lines for re-election as Directors. If re-elected, each of Ms. Berkeley, Mr. Fortier and Mr. Lines will hold office for a three-year term expiring in 2012 or until his or her successor is duly elected and qualified. If each of Ms. Berkeley, Mr. Fortier and Mr. Lines are elected as Directors at the annual meeting, then the Board of Directors will consist of seven members.

The Board of Directors unanimously recommends a vote FOR the election of Ms. Berkeley, Mr. Fortier and Mr. Lines as Directors for a three-year term expiring in 2012. Unless authority to vote for one or more of the Director nominees is specifically withheld, proxies will be voted FOR the election of the nominees.

The Board of Directors does not contemplate that any of the nominees will be unable to serve as a Director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute nominees as they, in their discretion, determine.

Our by-laws require mandatory retirement at age 75 for Directors who become members of the Board of Directors for the first time after October 30, 2002. No retirements pursuant to this provision occurred during fiscal year 2009.

Nominees Proposed for Election as Directors
for a Three-Year Term Expiring in 2012

Name and Background	Director Since

Helen H. Berkeley, age 79, is a private investor.	1998
Alan Fortier, age 52, has served as President of Fortier & Associates, Inc., a strategy and profit improvement consulting firm focused on petrochemicals and capital goods companies located in Fort Lee, New Jersey, since 1988. Mr. Fortier received his B.S. in Chemical Engineering from Cooper Union and his MBA from Harvard Business School.	2008
James R. Lines, age 48, became our President and Chief Executive Officer in January 2008. Prior to that, Mr. Lines served as our President and Chief Operating Officer since June 2006. Mr. Lines has served us in various capacities since 1984. Mr. Lines has also previously held the positions of Vice President and General Manager, Vice President of Engineering, and Vice President of Sales and Marketing. Prior to joining our management team, he served us as an application engineer and sales engineer as well as a product supervisor. Mr. Lines holds a B.S. in Aerospace Engineering from the State University of New York at Buffalo.
2006

Directors Whose Terms Do Not Expire
at the 2009 Annual Meeting

Name and Background	Director Since	Term Expires

Jerald D. Bidlack, age 73, has served as President of Griffin Automation, Inc., a manufacturer of special automation machinery and systems located in West Seneca, New York, since 1992. Mr. Bidlack also serves as a Trustee of Keuka College, located in Penn Yan, New York. Mr. Bidlack has served as the Chairman of our Board of Directors since 1998.	1985	2010
James J. Malvaso, age 59, has served as the President and Chief Executive Officer of The Raymond Corporation, a manufacturer of electric lift trucks located in Greene, New York, since 1997. Previously, from 1993 to 1996, Mr. Malvaso served as Chief Operating Officer and Vice President-Operations of Raymond. Mr. Malvaso also serves as a Trustee of LeMoyne College, located in Syracuse, New York.	2003	2010
Gerard T. Mazurkiewicz, age 62, has been a Tax Partner with Dopkins & Company, LLP, a regional accounting firm located in Buffalo, New York, since 2004. Prior to his tenure at Dopkins & Company, Mr. Mazurkiewicz spent over 32 years with KPMG, LLP, and was the Partner in Charge of KPMG’s upstate New York/Albany tax practice prior to his retirement in 2002. Mr. Mazurkiewicz also serves as a Director of Trebor, Inc., a privately held distributor of tissue, pulp, paper and container board and as a Director of Robert James Sales, Inc., a privately held distributor of corrosion resistant piping products. Mr. Mazurkiewicz received his B.S. in Business Administration from the State University of New York at Buffalo School of Management, where he currently serves on the Advisory Board for the Center for Entrepreneurial Leadership. He is a member of the American Institute of Certified Public Accountants and the Buffalo Chapter of the Society of Certified Public Accountants.
	2007	2011
Cornelius S. Van Rees, age 80, was a partner in the New York City law firm of Thacher Proffitt & Wood until his retirement in 1994. Mr. Van Rees received his law degree in 1954 from Columbia University. Mr. Van Rees also serves as our Corporate Secretary.	1969	2011

PROPOSAL TWO:
RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as our independent registered public accounting firm in fiscal year 2009.

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending March 31, 2010, referred to in this proxy statement as fiscal year 2010. This selection will be presented to our stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for fiscal year 2010. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal.

We have been advised by Deloitte & Touche LLP that a representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Fees Paid to Deloitte & Touche LLP

We paid the following fees to Deloitte & Touche LLP for fiscal year 2009 and for the fiscal year ended March 31, 2008, referred to in this proxy statement as fiscal year 2008:

	Fiscal Year	Fiscal Year
	2009	2008

Audit fees	$332,000	$346,180
Audit-related fees	4,040	56,507
Tax fees	226,733	261,722
All other fees	—	—

Total fees	$562,773	$664,409

Audit fees for each of fiscal year 2009 and fiscal year 2008 included fees associated with audits of our financial statements, audits of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of financial statements included in our quarterly reports on Form 10-Q.

Audit-related fees for fiscal year 2009 included fees for assistance with a Securities and Exchange Commission comment letter and out-of-pocket expenses billed. Audit-related fees for fiscal year 2008 included fees associated with assistance with a Securities and Exchange Commission comment letter, issuance of a consent for a registration statement we filed on Form S-8, training of audit committee members and out-of-pocket expenses billed.

Tax fees for each of fiscal year 2009 and fiscal year 2008 primarily included tax compliance and tax planning services, as well as out-of-pocket expenses billed. In fiscal year 2009, we also incurred tax fees for Internal Revenue Service examination support related to our research and development tax credit.

The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche LLP.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting.

The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure that such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte & Touche LLP was engaged were pre-approved by the Chairman of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Directors Mazurkiewicz (Chairman), Bidlack, Fortier and Malvaso, each of whom the Board of Directors has affirmatively determined is independent pursuant to the listing standards of the NYSE Amex and applicable Securities and Exchange Commission rules. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as last amended and restated by the Board of Directors on March 12, 2009.

The Audit Committee oversees the company’s financial reporting process on behalf of the Board of Directors, and has other duties and functions as described in its charter.

Management has the primary responsibility for the company’s financial statements and the reporting process. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements for the fiscal year ended March 31, 2009 with management and the independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence; and

•	discussed with the company’s independent registered public accounting firm its independence.

When evaluating Deloitte & Touche LLP’s independence, the Audit Committee discussed with Deloitte & Touche LLP any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of permitted non-audit services by Deloitte & Touche LLP is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Deloitte & Touche LLP’s independence from the company and its management.

The Audit Committee discussed with the company personnel responsible for the internal audit function and the company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the company personnel responsible for the internal audit function and with the company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended March 31, 2009 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the company’s independent registered public accounting firm for the fiscal year ending March 31, 2010 and has submitted such selection for ratification by the stockholders at the company’s annual meeting.

Audit Committee:

Gerard T. Mazurkiewicz, Chairman
Jerald D. Bidlack
Alan Fortier
James J. Malvaso

CORPORATE GOVERNANCE

Board Meetings and Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Employee Benefits Committee. The function, composition, and number of meetings of each of these committees held during fiscal year 2009 are described below. The current charter of each board committee is available on our website at www.graham-mfg.com under the heading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

The Board of Directors has affirmatively determined that Directors Berkeley, Bidlack, Fortier, Malvaso, Mazurkiewicz, and Van Rees are each independent under the independence standards of the NYSE Amex.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act of 1934, as amended. The current members of the Audit Committee are Directors Mazurkiewicz (Chairman), Bidlack, Fortier and Malvaso. The Board of Directors has affirmatively determined that each member of the Audit Committee satisfies the independence standards applicable to audit committee members specified in Section 803 of the listing standards of the NYSE Amex and applicable Securities and Exchange Commission rules. The Board of Directors has also determined that Mr. Mazurkiewicz qualifies as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules based on his professional work experience as described in his biography on page 5.

The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche LLP’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche LLP.

The Audit Committee works closely with the Board of Directors, our executive management team, and our independent registered public accounting firm to assist the Board in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee is charged with assisting the Board of Directors in its oversight of:

•	the integrity of our financial statements and internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm; and

•	the planning for and performance of our internal audit function.

The Audit Committee is also responsible for preparing the Audit Committee’s report that Securities and Exchange Commission’s rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter.

The Audit Committee held five meetings during fiscal year 2009. The Audit Committee’s report relating to fiscal year 2009 appears on page 7.

Compensation Committee

The members of the Compensation Committee are Directors Malvaso (Chairman), Berkeley, Bidlack, Fortier and Van Rees. The Board of Directors has affirmatively determined that each member of the Compensation Committee satisfies the independence standards specified in Section 803 of the listing standards of the NYSE Amex.

The Compensation Committee reviews and determines annually salaries, incentive cash awards and other forms of compensation paid to our executive officers and management, approves recipients of awards of stock options and restricted stock and establishes the number of shares and other terms applicable to such awards. The Compensation Committee also construes the provisions of and generally administers the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, referred to in this proxy statement as the Incentive Plan. The Compensation Committee is not authorized to delegate its authority or responsibility to another person or subcommittee.

The Compensation Committee also determines the compensation paid to our Board of Directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our Directors is set forth under the heading “Director Compensation Programs” on page 36.

The Compensation Committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to our Board of Directors for approval.

The duties and responsibilities of the Compensation Committee are set forth in its charter, as most recently amended and restated by our Board of Directors on May 28, 2009. The charter of the Compensation Committee is available on our website at www.graham-mfg.com under the heading “Corporate Governance.”

In addition, the Compensation Committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the Compensation Committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter.

The Compensation Committee held six meetings during fiscal year 2009. The Compensation Committee’s report relating to fiscal year 2009 appears on page 20.

For more information on the role of the Compensation Committee in determining executive compensation, see Compensation Discussion and Analysis beginning on page 11.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Directors Van Rees (Chairman), Bidlack and Malvaso. The Board of Directors has affirmatively determined that each member of the Nominating and Corporate Governance Committee satisfies the independence standards specified in Section 803 of the listing standards of the NYSE Amex.

The Nominating and Corporate Governance Committee evaluates, interviews and nominates candidates for election to the Board of Directors and is responsible for oversight of our corporate governance practices.

When identifying nominees for Director, the Nominating and Corporate Governance Committee solicits suggestions from incumbent Directors, management, stockholders and others. In identifying and evaluating nominees, the Nominating and Corporate Governance Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of the Board of Directors; and a firm commitment to the interests of our stockholders.

In addition, the Nominating and Corporate Governance Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and any of its committees. The Nominating and Corporate Governance Committee may consider, among other factors, experience or expertise in the heat-transfer industry, global business, science and technology, competitive positioning, corporate governance, risk management, finance or economics, and public affairs.

Pursuant to our by-laws, stockholders of record entitled to vote in the election of Directors at any annual meeting may recommend individuals for consideration by the Nominating and Corporate Governance Committee as potential nominees by submitting written recommendations to our Corporate Secretary so that they are delivered or received no later than (i) 60 days in advance of the annual meeting, if the annual meeting is to be held within 30 days preceding the anniversary of the previous year’s annual meeting, or (ii) 90 days in advance of the annual meeting, if the annual meeting is to be held on or after the anniversary of the previous year’s annual meeting. For an annual meeting held at a time other than within these time periods, or for a special meeting of stockholders for the election of Directors, nominations must be submitted no later than the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders.

Stockholder recommendations must contain: (i) each nominee’s name, age, business and residence addresses; (ii) the nominee’s principal occupation or employment; (iii) the nominee’s written consent to serve as a Director, if elected; and (iv) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to applicable rules of the Securities and Exchange Commission.

In addition, any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. The stockholder also must describe all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are made by the stockholder. Furthermore, the stockholder must (i) identify any person employed, retained, or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such nominee, and (ii) briefly describe the terms of such employment, retainer or arrangement for compensation.

The Nominating and Corporate Governance Committee will evaluate Director nominees proposed by stockholders using the same criteria, and in the same manner, as described above for other nominees.

The Nominating and Corporate Governance Committee held two meetings during fiscal year 2009.

Employee Benefits Committee

The members of the Employee Benefits Committee are Directors Van Rees (Chairman), Berkeley and Bidlack.

The Employee Benefits Committee serves as the plan administrator of our employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, including our Retirement Income Plan, Incentive Savings Plan, Medical Plan, Life Insurance Plan, Long-Term Disability Plan, Employee Stock Ownership Plan and any other employee benefit plan we maintain for which a named fiduciary is designated. The Employee Benefits Committee oversees the operation, administration, investments and compliance of each of these plans.

The Employee Benefits Committee held one meeting during fiscal year 2009.

Meeting Attendance

During fiscal year 2009, the Board of Directors held a total of five meetings. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which he or she served (during the periods that he or she served).

Our policy requires that each Director attend our annual meeting of stockholders or provide the Chairman of the Board with advance notice of the reason for not attending. All of our Directors who were Directors at the time attended our 2008 annual meeting of stockholders.

Communications from Stockholders

Stockholders may send communications to the Board of Directors, or to an individual member of the Board, to the attention of: Cornelius S. Van Rees, Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will convey all such communications to the Board, or if addressed to an individual member of the Board, to that individual Director.

EXECUTIVE OFFICERS

As of March 31, 2009, we were served by the following executive officers, who were appointed by our Board of Directors:

James R. Lines, age 48, became our President and Chief Executive Officer in January 2008. Further information about Mr. Lines is set forth on page 4 under “Nominees Proposed for Election as Directors for a Three-Year Term Expiring in 2012.”

Jeffrey Glajch, age 46, became our Vice President — Finance & Administration and Chief Financial Officer in March 2009. From October 2006 until March 2009, he served as the Chief Financial Officer of Nukote International, a privately held global re-manufacturer of printing and imaging products. Previously, and between June 2000 and May 2006, Mr. Glajch was the Chief Financial Officer of Fisher Scientific Canada, a global healthcare and laboratory equipment company. Mr. Glajch has also previously served as a Senior Manager of Finance and Business Planning/Analysis at Walt Disney World Company, as Director of Finance/Division Controller at Great Lakes Chemical Corporation and in various financial positions with Air Products and Chemicals, Inc.

Jennifer R. Condame, age 44, became our Chief Accounting Officer in July 2008. She also serves as our Controller, a position she has held since 1994. Previously, and from 1992 to 1994, she was our Manager of

Accounting and Financial Reporting. Prior to joining us in 1992, Ms. Condame was employed as an Audit Manager by Price Waterhouse, a predecessor to PricewaterhouseCoopers LLP.

Alan E. Smith, age 42, was appointed our Vice President of Operations in July 2007. Previously, from 2005 until July 2007, Mr. Smith served as Director of Operations for Lydell, Inc., a designer and manufacturer of specialty engineering products. Prior to that, he had been employed by us for fourteen years, progressing from Project Engineer to Engineering Manager.

COMPENSATION OF NAMED EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, which we refer to as CD&A, provides detail about the compensation programs for our executive officers named in the 2009 Summary Compensation Table included on page 21 and referred to in this CD&A and in the subsequent tables as our named executive officers. These named executive officers are: James R. Lines, our President and Chief Executive Officer; Jeffrey Glajch, our Vice President — Finance & Administration and Chief Financial Officer; J. Ronald Hansen, our former Vice President — Finance & Administration and Chief Financial Officer; Alan E. Smith, our Vice President of Operations; and Jennifer R. Condame, our Chief Accounting Officer and Controller. This CD&A includes the philosophy and objectives of the Compensation Committee of our Board of Directors, descriptions of each of the elements of our executive compensation programs and the basis for the compensation we paid to our named executive officers in fiscal year 2009.

Executive Summary

The Compensation Committee’s philosophy focuses on rewarding our named executive officers for achieving company and individual performance in order to create both current and long-term stockholder value. We had many successes during fiscal year 2009 including the following (dollars in thousands):

•	Net income and income per diluted share for fiscal year 2009 were $17,467 and $1.71, compared with net income and income per diluted share of $15,034 and $1.49 for fiscal year 2008. Net income for fiscal year 2009 was a record high.

•	Net sales for fiscal year 2009 of $101,111 were up 17% compared with $86,428 for fiscal year 2008. Net sales for fiscal year 2009 were a record high.

•	Gross profits and operating margins for fiscal year 2009 were 41.3% and 26.0%, compared with 39.5% and 24.4% for fiscal year 2008. Gross profit margin and operating margin for fiscal year 2009 were record highs.

Although we achieved these record results during fiscal year 2009, we began to feel the effects of the downturn in the global economy mid-way through the year. Recognizing our position within a highly cyclical industry, during fiscal year 2009, the Compensation Committee undertook a comprehensive examination of all aspects of compensation paid to our executive officers. The Compensation Committee’s primary objective during such examination was to create, foster and maintain compensation programs that focus our executives on the creation of stockholder value during the entire business cycle. The Hay Group, a nationally recognized executive compensation consulting firm that has been previously engaged by the Compensation Committee, was engaged in fiscal year 2009 both to assist the Compensation Committee in its review and analysis of our compensation programs and to provide advice on the future structure of such programs.

Following such examination, on March 12, 2009, the Compensation Committee amended our Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives, referred to in this CD&A as the Stock Bonus Plan. As discussed in greater detail below under the heading “Long-Term Equity Incentive Compensation,” all awards under the Stock Bonus Plan are made under our stockholder-approved Incentive Plan.

The Compensation Committee intends to make annual awards under the amended Stock Bonus Plan consisting of stock options, shares of performance-vested restricted stock and shares of time-vested restricted stock. Annual awards for fiscal years that commence in even years (e.g., 2010, 2012, etc.) will consist of stock options and shares of performance-vested restricted stock. Annual awards for fiscal years that commence in odd years other than 2009 (e.g., 2011, 2013, etc.) will consist of time-vested restricted stock and performance-vested restricted stock. The Compensation Committee’s use of performance-vested restricted stock under the Stock Bonus Plan has been designed to emphasize the importance of having our executives meet or exceed targeted levels of company and individual performance. Likewise, the Compensation Committee’s utilization of stock options and time-vested restricted stock under the Stock Bonus Plan is intended to focus our executives on the creation of long term stockholder value while at the same time serving as a retention mechanism during cyclical downturns in the economy and in the industries which we serve.

In addition to amending the Stock Bonus Plan, on March 12, 2009, the Compensation Committee amended our Annual Executive Cash Bonus Plan, which is referred to in this CD&A as the Cash Bonus Program. The amended Cash Bonus Program provides that our named executive officers will be compensated for above-average performance through an annual cash bonus related both to company and individual performance. Consistent with the Compensation Committee’s philosophy to reward achievement by granting performance-vested shares of restricted stock, the use of specific performance metrics in determining the payment of cash bonuses is intended to emphasize the importance of our executives meeting or achieving targeted levels of performance.

To help ensure that the interests of our named executive officers remain aligned with the interests of our stockholders, during fiscal year 2009 the Compensation Committee also modified our stock ownership guidelines. Under our revised stock ownership guidelines, our Chief Executive Officer must own shares of our common stock in an amount equal to at least 3.00 times his base salary and our other named executive officers must own shares of our common stock in an amount equal to at least their respective base salaries. Also included in the revised stock ownership guidelines is a requirement that each Director own common stock in an amount equal to at least 3.00 times his or her annual retainer (excluding committee chair and per meeting fees). Additional information regarding our stock ownership guidelines can be found below under the heading “Stock Ownership Guidelines.”

During fiscal year 2009, J. Ronald Hansen, who had served as our Vice President — Finance & Administration and Chief Financial Officer since 1994, retired. Mr. Hansen’s retirement was effective in August 2008. We hired Jeffrey Glajch in March 2009 to serve as our Vice President — Finance & Administration and Chief Financial Officer. In addition, during fiscal 2009, we promoted Jennifer R. Condame to serve as our Chief Accounting Officer. Ms. Condame also serves as our Controller, a position she has held since 1994.

Principles and Objectives

In establishing executive compensation, the guiding principles and objectives of the Compensation Committee are as follows:

•	To provide a reasonable level of compensation sufficient to attract and retain executive personnel best suited by training, ability, and other relevant criteria for our management requirements;

•	To balance base compensation (non-contingent) and incentive compensation (contingent upon performance) for the purpose of motivating executive personnel; and

•	To determine the extent and method of aligning the financial interest of our executive officers with the interests of our stockholders in the appreciation of their investment.

The Compensation Committee considers various measures of company and industry performance when determining named executive officer compensation, including revenue, net income, earnings per share, total market value, average working capital, performance relative to the market and total stockholder return. As described further below under the heading “Use of Benchmarking,” the Compensation Committee also compares our executive compensation programs with the programs of other comparably sized companies both within our industry and in our geographic region.

Our executive compensation program is designed to reward our named executive officers for company and individual performance that creates both current and long-term stockholder value. We describe the company and individual performance measures that the Compensation Committee takes into account in determining cash and equity-based incentive awards for our named executive officers below under the headings “Annual Cash Incentive Compensation” and “Long-Term Equity Incentive Compensation,” respectively.

Role of the Compensation Committee

Our Compensation Committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation principles and objectives. Our Compensation Committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary, incentive cash awards and equity-based awards for each of our named executive officers.

We have included additional information about the Compensation Committee under the heading “Compensation Committee” beginning on page 8.

Components of Compensation

The total compensation package for our named executive officers consists of the following components:

•	annual base salary;

•	annual cash incentive compensation based on operating and individual performance;

•	long-term equity incentive compensation through the granting of stock options, time-vested restricted stock and performance-vested restricted stock;

•	perquisites and other personal benefits; and

•	retirement benefits.

Our executive compensation program is comprised of short-term compensation in the form of salary and annual cash incentive compensation, and long-term compensation in the form of stock options, time-vested restricted stock and performance-vested restricted stock. We believe providing combined grants of stock options and restricted stock effectively focuses our named executive officers on delivering long-term value to our stockholders. We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information and company performance.

We generally do not consider gains realized from prior compensation, such as stock option exercises and restricted stock vesting, in setting other elements of compensation. We believe that reducing or limiting current stock option grants or restricted stock awards because of prior gains realized by a named executive officer would unfairly penalize the officer for outstanding past performance and reduce the motivation for continued outstanding achievement. Similarly, our severance and change-in-control arrangements, which we discuss in detail under the heading “Potential Payments upon Termination or Change in Control” on page 31, do not affect our decision regarding other elements of compensation. Those arrangements serve specific purposes that are unrelated to the determination of a named executive officer’s compensation for a specific year.

Our Incentive Plan, which was approved by our stockholders at the 2006 annual meeting, is a comprehensive executive compensation plan that provides for the grant of stock options, restricted stock, and other stock-related awards, as well as other awards that may be settled in cash or other property. All equity awards under the Incentive Plan are made at the market value of our common stock at the time of the award. As of March 31, 2009, all of our named executive officers then employed by us participated in the Incentive Plan.

Utilization of Outside Consultants by the Compensation Committee

Our Compensation Committee believes that it benefits from external advice and assistance to help meet its objectives and fulfill its responsibilities. Outside consultants engaged by the Compensation Committee educate and inform committee members with regard to compensation matters, including the advantages and disadvantages of existing and proposed compensation programs, and keep the Compensation Committee abreast of current and emerging compensation trends both within our industry and for companies of similar size and stature. These consultants also advise the Compensation Committee with respect to various compensation alternatives, provide the committee with relevant market compensation data and assist the committee in analyzing such data when making compensation decisions.

In fiscal year 2009, our Compensation Committee engaged The Hay Group, a nationally recognized compensation consulting firm, to act as its compensation consultant. In the course of such engagement, The Hay Group provided to the Compensation Committee market data regarding executive compensation pay packages, assisted the Committee in formalizing a peer group, reviewed the elements of our existing executive officer and director compensation programs, analyzed our stock ownership guidelines, and advised the Compensation Committee on existing and proposed compensation and stock ownership guideline alternatives. The Hay Group also prepared reports for the Compensation Committee’s review and attended and made presentations at several Compensation Committee meetings. Although the Compensation Committee does not routinely engage The Hay Group or any other consultant in accordance with a pre-determined schedule, in practice, the Committee has undertaken a comprehensive compensation analysis of its compensation programs every several years. The Hay Group does not provide any other services to us. The Compensation Committee also requests outside legal counsel to provide it with advice from time to time.

Role of Named Executive Officers in Compensation Decisions

Our Chief Executive Officer annually reviews the performance of our other named executive officers and presents such performance information to the Compensation Committee. In addition, our Chief Executive Officer participates with the Compensation Committee with respect to the salary, cash incentive and equity-based compensation paid to our other named executive officers. The Compensation Committee considers such performance information in determining each element of compensation for the other named executive officers. The Compensation Committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our Chief Executive Officer. The Compensation Committee annually reviews the performance of our Chief Executive Officer.

On an annual basis, our Chief Executive Officer also approves and recommends to the Compensation Committee the individual objectives for our other named executive officers in connection with the cash incentive awards under the Stock Bonus Plan and Cash Bonus Program. The Chairman of our Compensation Committee, in consultation with the Chairman of our Board of Directors, approves individual objectives for our Chief Executive Officer. See “Annual Cash Incentive Compensation” below for more information.

Use of Benchmarking

When making compensation decisions, the Compensation Committee compares our executive compensation programs and individual elements of compensation paid to our named executive officers against a group of comparably sized companies both in our industry and our geographic region or which we otherwise consider to be our peers, a practice commonly referred to as benchmarking. We utilize benchmarking because the Compensation Committee believes it to be an effective method to determine how similarly situated executive officers at other companies are compensated. The Compensation Committee believes that peer group benchmarks should be a point of reference for measurement and that actual individual compensation elements or total compensation for an individual named executive officer may be set above or below that of our peer group companies based on factors such as individual experience or tenure with us, specialized skills, achievement of performance goals, retention and the Compensation Committee’s desire to achieve a specified mix of compensation. The Compensation Committee also examines national and regional trends when making executive compensation decisions. The Compensation Committee strives to set annual base salaries and equity-based compensation for our named executive officers other than our Chief Executive Officer to be approximately at the median for similarly situated executive officers of companies in our peer group and geographic region. Although the base compensation of our Chief Executive Officer is below the median for similarly situated executive officers of companies in our peer group and we had record performance in fiscal year 2009, the Compensation Committee did not make any upward adjustment to our Chief Executive Officer’s base compensation in light of deteriorated market conditions.

We formalized our peer group in connection with our fiscal year 2009 examination of our executive compensation programs to consist of the following companies:

Ampco-Pittsburgh Corp.	Mod Pac Corp.
American Electric Technologies, Inc.	North American Galvanizing & Coatings Inc.
Astronics Corp.	Peerless Manufacturing Co.
Dynamic Materials Corp.	Servtronics Inc.
Fuel Tech, Inc.	SIFCO Industries, Inc.
Gencor Industries Inc.	T-3 Energy Services Inc.
Gorman-Rupp Co.	Taylor Devices, Inc.
Lydall Inc.	Turbochef Technologies, Inc.
Met Pro Corp.	WSI Industries, Inc.
MFRI Inc.

The Compensation Committee intends to periodically review and update the composition of our peer group.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs. However, tax and accounting considerations have not significantly impacted the compensation programs that we offer to our named executive officers.

The Impact of Deductibility of Compensation.  As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Compensation Committee reserves the ability to approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Accounting for Stock-Based Compensation.  We account for stock-based employee compensation at fair value of the awards on the grant date and recognize the related cost in our statements of operations and retained earnings in accordance with SFAS No. 123(R), “Share-Based Payment,” which we adopted effective April 1, 2006 utilizing the modified prospective method. These stock-based payments include awards made under our Incentive Plan.

Annual Base Salaries

The Compensation Committee reviews base salaries for each of our named executive officers at least annually. For fiscal year 2009, the Compensation Committee set the base salaries based on company and individual performance for the previous year, corporate responsibilities, internal relativity and market conditions (including the Compensation Committee’s understanding of the base salaries received by similarly situated executive officers at comparably sized companies in our industry and geographic region, as described previously under “Use of Benchmarking”).

On July 31, 2008, Jennifer R. Condame was promoted to be our Chief Accounting Officer in addition to serving as our Controller. Ms. Condame’s new base salary and the number of options she received upon her promotion to Chief Accounting Officer was determined based on negotiations as well as our understanding of the base salaries and equity compensation awards received by similarly situated executive officers at comparably sized companies in our industry and geographic region at the time of her promotion.

On January 28, 2009, we approved an increase in the base salary of Alan E. Smith, our Vice President of Operations, from $157,075 to $173,000. This increase in Mr. Smith’s base salary was based on our understanding of the base salaries received by similarly situated executive officers at comparably sized companies in our industry and geographic region at the time of such increase.

On March 12, 2009, the Compensation Committee also approved an increase in the base salary for fiscal year 2009 for Mr. Smith and Ms. Condame that constituted an increase of 3% from each such executive officer’s previous base salary. Such increase was consistent with company-wide salary increases. Accordingly, Mr. Smith’s base salary increased to $178,190 and Ms. Condame’s base salary increased to $128,750.

The base salaries we paid to our named executive officers during fiscal year 2009 are shown in the “Salary” column of the 2009 Summary Compensation Table on page 21.

Annual Cash Incentive Compensation

On March 27, 2006, the Compensation Committee adopted the Annual Executive Cash Bonus Plan, referred to in this proxy statement as the Cash Bonus Program. The objective of the Cash Bonus Program is to compensate our named executive officers for above-average performance through an annual cash incentive award related both to company and individual performance. We instituted the Cash Bonus Program because we believe it effectively rewards both short-term individual and company performance. In fiscal year 2009, 70% and 20% of each such cash incentive award, respectively, was based on the attainment by the company of objectives based on net income and average working capital, respectively, and 10% of each such award was based on the attainment by the executive officer of individual objectives. The average working capital objective is a percentage defined as gross inventory plus gross trade accounts receivable minus trade payables divided by sales. The Compensation Committee selected net income and average working capital as the measures of short-term performance because they capture our profitability and our efficient use of cash during the applicable time period.

Company objectives for net income and average working capital are typically set during our annual budgeting process and are approved by our Board of Directors along with our annual budget immediately prior to the beginning of the relevant fiscal year. Individual objectives are set on or before the determination of the annual budget. The Chairman of our Compensation Committee approves individual objectives for our Chief Executive Officer. The individual objectives for our other named executive officers are approved by our Chief Executive Officer and recommended to the Compensation Committee.

During fiscal year 2009, the individual objectives for our named executive officers were as follows: Mr. Lines — maintain a world class operating environment, continue toward strategic agreements in China and India for fabrication of our products, and implement strategy deployment discipline, among other things; Mr. Hansen — implement a performance appraisal system, hire a Sarbanes-Oxley auditor and begin quarterly management reviews, and complete engineering software program rollout; Mr. Smith — achieve measurable improvements in manufacturing costs, reduce lead time variation, on-time performance appraisals and processes and reporting accuracy; Ms. Condame — identify and implement improvements to our internal control over financial reporting, develop strategies to reduce the accounting closing cycle, and begin preparation for the implementation of International Financial Reporting Standards.

For fiscal year 2009, target bonus levels were set at 100% attainment of both company and individual objectives. Upon meeting the target bonus level, Mr. Lines was eligible to receive a cash bonus equal to 60% of his base salary, Mr. Hansen and Mr. Smith were each eligible to receive a cash bonus equal to 35% of his respective base salary and Ms. Condame was eligible to receive a cash bonus equal to 25% of her base salary.

The Compensation Committee believes that company and individual objectives are set at levels that are attainable. For fiscal year 2009, the Compensation Committee set the company objective for net income and average working capital percentage at $15,029,000 and 11.3%, respectively. For fiscal year 2009, net income equaled $17,467,000 and the average working capital percentage equaled 9.2%. For fiscal year 2009, cash incentive compensation earned under the Cash Bonus Program reached 120% of target bonus levels for Mr. Lines, Mr. Hansen and Mr. Smith and 117% of target for Ms. Condame. For fiscal year 2009, the cash bonus was capped at the attainment of 150% of the budget for the net income component and at the attainment of 75% of the budget for the average working capital percentage component for Mr. Lines, Mr. Hansen and Mr. Smith. For fiscal year 2009, the cash bonus was capped at the attainment of 125% of the budget for the net income component and at the attainment of 86% of the budget for the average working capital percentage component for Ms. Condame. Individual objectives were not directly tied to the financial performance objectives. As a result, a participant could have achieved up to 10% of the bonus even if we did not reach the required targets for net income or average working capital.

Under the Cash Bonus Program, special awards may be made to a named executive officer who has made an extraordinary contribution to us during the fiscal year. Such awards are generally recommended in writing by our Chief Executive Officer to the Chairman of the Compensation Committee and approved by the Compensation Committee before grant. The Compensation Committee also has the discretion to include or exclude extraordinary events that either positively or negatively affect financial performance in the financial calculations regarding the achievement of company objectives. No such awards were made in fiscal year 2009 and no extraordinary events were considered by the Compensation Committee during the year.

At its May 28, 2009 meeting, the Compensation Committee reviewed each named executive officer’s achievement of company and individual objectives during fiscal year 2009 and approved the award of cash incentive compensation under the Cash Bonus Program. The amount of such cash awards earned by each named executive officer in fiscal year 2009 is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2009 Summary Compensation Table on page 21.

On March 12, 2009, the Compensation Committee amended the Cash Bonus Program. For fiscal year 2010, the Compensation Committee set target bonus levels at 100% attainment of both company and individual objectives as follows: Mr. Lines — 60% of base salary; Mr. Glajch — 35% of base salary; Mr. Smith — 35% of base salary; and Ms. Condame — 25% of base salary. Each such officer may receive anywhere from 0% to 150% of his or her target bonus level depending on the attainment of objectives. A summary of the performance goal weightings for our named executive officers for the fiscal year 2010 is as follows:

		Working	Personal
Named Executive Officer	Net Income	Capital %	Goals

James R. Lines	70%	20%	10%
Jeffrey Glajch	60%	15%	25%
Alan E. Smith	60%	15%	25%
Jennifer R. Condame	55%	15%	30%

Long-Term Equity Incentive Compensation

On March 27, 2006, the Compensation Committee adopted the Annual Stock-Based Long-Term Incentive Award Plan for Senior Executives, referred to in this proxy statement as the Stock Bonus Plan. The purpose of the Stock Bonus Plan is to motivate our named executive officers to increase stockholder value by providing them with long-term stock-based awards for above-average company performance.

All of our currently employed named executive officers are eligible to participate in the Stock Bonus Plan. During fiscal year 2009, awards under the Stock Bonus Plan consisted of nonqualified stock options and shares of restricted stock that will be subject to forfeiture in accordance with a vesting schedule. All stock options and restricted stock are issued under our Incentive Plan. Stock options and restricted stock, if granted, are approved by the Compensation Committee on an annual basis at a meeting after the fiscal year end.

Long-term incentive opportunities are intended to be competitive with the long-term incentive opportunities offered by companies constituting our peer group and by other comparably sized companies in our geographic region. We do not generally consider the amount of outstanding equity awards currently held by a named executive officer when making awards of stock options and restricted stock.

On March 12, 2009, the Compensation Committee amended the Stock Bonus Plan to provide as follows: (i) that annual awards under the Stock Bonus Plan for fiscal year 2010 (which commenced April 1, 2009) will consist of stock options and shares of time-vested restricted stock; (ii) that annual awards under the Stock Bonus Plan for fiscal years that commence in even years (e.g., 2010, 2012, etc.) will consist of stock options and shares of performance-vested restricted stock; and (iii) that annual awards under the Stock Bonus Plan for fiscal years that commence in odd years other than 2009 (e.g., 2011, 2013, etc.) will consist of time-vested restricted stock and performance-vested restricted stock.

Options.  We utilize stock options as an element of compensation because we believe that stock options motivate our named executive officers to increase stockholder value. We believe that stock options motivate our named executive officers to increase stockholder value because the options only have value to the extent the price of our common stock on the date of exercise exceeds the stock price on the grant date, and thus compensation is realized only if our stock price increases over the term of the award.

During fiscal year 2009, each stock option awarded under the Stock Bonus Plan had an exercise price equal to the fair market value of a share of our common stock on the date of grant and a term of ten years. In addition, each option vests 25% per year over four years beginning on the first anniversary of the date of grant. The number of options awarded to a named executive officer was determined by multiplying such officer’s base salary in effect for the relevant fiscal year by 20%, and then dividing the product by the value of such option (determined using the Black-Scholes valuation method).

On March 12, 2009, the Compensation Committee amended the Stock Bonus Plan. Under the amended Stock Bonus Plan, stock options awarded under the Stock Bonus Plan continue to have an exercise price equal to the fair market value of a share of our common stock on the date of grant and a term of ten years. However, such options will vest 33 1/3% per year over three years beginning on the first anniversary of the date of grant. Moreover, under the amended Stock Bonus Plan, the number of options to be awarded to each named executive officer is determined by multiplying 50% of such officer’s base salary in effect for the fiscal year by such officer’s Target Long-Term Incentive Percentage and then dividing by the Black-Scholes value of such stock option on the date of determination, rounded to the nearest whole number.

In accordance with the provisions of the amended Stock Bonus Plan, on May 28, 2009, the Compensation Committee approved the grant of options to the named executive officers as follows: Mr. Lines — 5,922; Mr. Glajch — 4,693; Mr. Smith — 3,571; and Ms. Condame — 2,678. Such options vest 33 1/3% per year over three years beginning on the first anniversary of the date of grant.

Performance-Vested Restricted Stock.  We utilize performance-vested restricted stock as an element of compensation because we believe that restricted stock helps us reward our named executive officers by conditioning the grant of restricted stock upon the satisfaction of certain company objectives. During fiscal year 2009, the number of shares of performance-vested restricted stock awarded to our named executive officers under the Stock Bonus Plan was determined based on net income and working capital matrixes. Seventy-five percent of a named executive officer’s performance-vested restricted stock award was based on our attainment of a net income target and 25% was based on our attainment of a working capital target for the fiscal year. Attainment of 100% of both targets would have resulted in a performance-vested restricted stock award valued at 15% of such officer’s base salary. During fiscal year 2009, the net income or working capital target values could have decreased to zero or increased to up to 150% of such target value based on our attainment of a lower or higher percentage of the respective net income and working capital target amounts.

The net income portion of the performance-vested restricted stock award was determined by multiplying the named executive officer’s base salary in effect for fiscal year 2009 by 11.25%, further multiplied by the net income factor for fiscal year 2009, which was then divided by the closing price of a share of our common stock on the last trading day prior to the date of grant, rounded to the nearest whole number. For fiscal year 2009, the net income factor was 1.17.

The working capital portion of the performance-vested restricted stock awarded during fiscal year 2009 was determined by multiplying the named executive officer’s base salary in effect for such year by 3.75%, further multiplied by the working capital factor for the fiscal year, which was then divided by the closing price of a share of our common stock on the last trading day prior to the date of grant, rounded to the nearest whole number. For fiscal year 2009, the working capital factor was 1.38.

On May 28, 2009, the Compensation Committee approved the grants of the following amounts of time-vested restricted stock to the following named executive officers: Mr. Lines — 3,193 and Mr. Smith — 1,925. Such shares were awarded in connection with our achievement of the above-described fiscal year 2009 performance criteria. Given our transition to the amended Stock Bonus Plan, the Compensation Committee determined that such shares of restricted stock will vest in accordance with the vesting schedule applicable to time-vested restricted stock under the amended Stock Bonus Plan, as described below under the heading “Time-Vested Restricted Stock.”

The amended Stock Bonus Plan also provides that the number of shares of performance-vested restricted stock to be issued to our named executive in an applicable fiscal year will be determined by multiplying 50% of the such officer’s base salary in effect for such fiscal year by such officer’s Target Long-Term Incentive Percentage, and then dividing by the value of a share of common stock on the date of determination, rounded to the nearest whole number. Performance-vested restricted stock will vest on the third anniversary of the date of grant, depending on the satisfaction of the performance goal matrixes for the three-year period commencing with the fiscal year for which the award is made. In determining the achievement of performance objectives, the Compensation Committee has the discretion to include or exclude extraordinary events that positively or negatively affect our financial performance.

Time-Vested Restricted Stock.  We utilize time-vested restricted stock as an element of compensation because we believe that time-vested restricted stock helps us retain our named executive officers by offering our named executive officers the opportunity to receive shares of our common stock on the date the time-vested restricted stock vests if they continue to be employed by us. Shares of time-vested restricted stock awarded under the Stock Bonus Plan are valued at the fair market value of our common stock on the date of grant and awards made for fiscal year 2009 vest as follows: (i) 10% on the first anniversary of the date of grant; (ii) 20% on the second anniversary of the date of grant; (iii) 30% on the third anniversary of the date of grant; and (iv) the final 40% on the fourth anniversary of the date of grant.

On March 12, 2009, the Compensation Committee amended the Stock Bonus Plan to provide that awards will be based on a Target Long-Term Incentive Percentage assigned to each such officer by the Compensation Committee. For fiscal year 2010, the Target Long-Term Incentive Percentages of our named executive officers are as follows: Mr. Lines — 35%; Mr. Glajch — 35%; Mr. Smith — 35% and Ms. Condame — 25%.

The number of shares of time-vested restricted stock to be issued to our named executive officers in an applicable fiscal year under the amended Stock Bonus Plan will be determined by multiplying 50% of such officer’s base salary in effect for such fiscal year by such officer’s Target Long-Term Incentive Percentage, and then dividing by the value of a share of our common stock on the date of determination, rounded to the nearest whole number. Fifty percent of awarded time-vested restricted stock will vest on the second anniversary of the date of grant and the remaining 50% on the fourth anniversary of the date of grant.

In accordance with the vesting schedule set forth in the amended Stock Bonus Plan, the grants of restricted stock approved on May 28, 2009 to Mr. Lines and Mr. Smith described above under the heading “Performance-Vested Restricted Stock” vest 50% on the second anniversary of the date of grant and 50% on the fourth anniversary of the date of grant.

Perquisites and Other Personal Benefits

We provide perquisites to our named executive officers to provide health and welfare benefits at the same level as those available to all employees. Additional perquisites and benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly situated executive officers at comparably sized companies in our industry and geographic region.

During fiscal year 2009, we made contributions to the 401(k) accounts of each of our named executive officers pursuant to our Incentive Savings Plan, and paid premiums for life insurance policies for the benefit of each of our named executive officers. In addition, Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame all presently participate in our short-term disability program that is available to our managers and executive officers. We also make available to our named executive officers health insurance and long-term disability programs that are generally available to our salaried employees.

Upon retirement of our former Vice President — Finance & Administration and Chief Financial Officer, Mr. Hansen, we chose to pay all accrued vacation owed to him. Mr. Hansen received $31,560 for his accrued vacation.

Our executive officers also receive up to $2,500 for the purpose of purchasing term life insurance with a named beneficiary of each officer’s choosing as well as an additional amount necessary for our executive officers to purchase a personal umbrella insurance policy. Although our President and Chief Executive Officer is entitled to up to $5,000 for the purpose of purchasing term life insurance, he has maintained a policy at the $2,500 level.

Retirement Benefits

We provide retirement benefits to our named executive officers to provide welfare benefits as available to all employees. Additional retirement benefits are designed to attract, retain and reward named executive officers by providing an overall benefit package similar to those received by similarly situated executive officers at comparably sized companies in our industry and geographic region.

Mr. Lines, Mr. Smith and Ms. Condame are all eligible to participate in our Retirement Income Plan, which is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement.

We also make available to our named executive officers our Supplemental Executive Retirement Plan, which is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide, but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by sections 415(b) and (e) of the Internal Revenue Code.

We also maintain the Incentive Savings Plan, which is a 401(k) plan that provides for both employer and employee contributions.

We have provided more information about these retirement plans and the benefits payable to our named executive officers under such plans, under the heading “Pension Benefits at March 31, 2009” on page 28.

Employment Agreements and Payments upon Termination or Change in Control

We have entered into employment agreements with Mr. Lines, Mr. Glajch, and Mr. Smith. The decisions to enter into employment agreements with such officers and the terms of those agreements were based on our need to motivate and retain talent for our long-term growth. The material terms of the employment agreements with the named executive officers are described below under the heading “Employment Agreements” on page 25.

We have agreed to provide payments to each of our named executive officers in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death and disability. Mr. Lines is also eligible to receive payments in the event of termination following a change in control. These arrangements are designed to promote stability and continuity of our named executive officers. Information on these arrangements for the named executive officers is provided below under the heading “Potential Payments upon Termination or Change of Control” on page 31.

Stock Ownership Guidelines

In order to more closely align the interests of our named executive officers with the best interests of our stockholders, the Compensation Committee has established minimum stock ownership guidelines that require our named executive officers to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. These guidelines were most recently amended on March 12, 2009 to increase the value of stock required to be owned by our Chief Executive Officer from 1.25 times his annual base salary to 3.00 times his annual base salary. The Compensation Committee increased our stock ownership guidelines to encourage our named executive officers to hold more shares of our common stock to better align the interests of our named executive officers and stockholders.

A summary of our current stock ownership guidelines for our named executive officers is as follows:

Chief Executive Officer (principal executive officer)	Common stock with a value equal to at least 3.00 times his annual base salary.
Other named executive officers	Common stock with a value equal to at least 1.00 times his annual base salary.

Our named executive officers must be in compliance with the stock ownership guidelines within five years from the date they first become subject to such guidelines. Our stock ownership guidelines also require our named executive officers to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

The Compensation Committee monitors the progress made by our named executive officers in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more of our named executive officers. In the event that a named executive officer does not meet his or her ownership guidelines, this fact may be taken into consideration by the Compensation Committee when evaluating such executive’s overall performance.

Compensation Committee Report1

The Compensation Committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

James J. Malvaso, Chairman
Helen H. Berkeley
Jerald D. Bidlack
Alan Fortier
Cornelius S. Van Rees

1 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2009 Summary Compensation Table

The following table shows information regarding the compensation of our President and Chief Executive Officer (our principal executive officer), our current and former Vice President — Finance & Administration and Chief Financial Officer (our principal financial officer) and our other executive officers for services rendered to us in all capacities for the fiscal years ended March 31, 2009, 2008 and 2007.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary(1)	Bonus(2)	Awards(3)(5)	Awards(4)(5)	Compensation(6)	Earnings(7)	Compensation(8)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

James R. Lines,	2009	$265,000	$—	$7,745	$38,311	$190,005	$19,264	$9,293	$529,618
President and Chief	2008	233,739	—	1,577	27,959	172,574	28,763	8,929	473,541
Executive Officer (principal executive officer)	2007	202,639	—	—	15,573	63,188	10,062	6,267	297,729
Jeffrey Glajch(9)	2009	17,500	—	—	100	—	—	—	17,600
Vice President — Finance & Administration and Chief Financial Officer (principal financial officer)
J. Ronald Hansen(10)	2009	60,102	—	38,470	87,189	25,138	10,028	150,248	371,175
Former Vice President —	2008	175,056	—	15,870	20,643	92,125	44,734	11,775	360,203
Finance & Administration and Chief Financial Officer (former principal financial officer)	2007	169,957	—	—	11,563	40,450	24,315	5,879	252,164
Alan E. Smith	2009	159,790	—	1,883	10,084	66,832	9,422	9,586	257,597
Vice President of Operations	2008	102,840	—	—	4,160	63,248	—	63,813	234,061
Jennifer R. Condame(11)	2009	119,824	—	—	15,603	35,019	2,867	8,346	181,659
Controller and Chief Accounting Officer

(1)	The amounts shown include cash compensation earned and paid, and cash compensation deferred at the election of each named executive officer under our Incentive Savings Plan (our 401(k) plan).

(2)	Amounts earned under our Cash Bonus Program are reported in the “Non-Equity Incentive Plan Compensation” column. For more information regarding these cash awards, see “Annual Cash Incentive Compensation” in CD&A on page 15.

(3)	Restricted stock awards are issued under our Incentive Plan. The dollar values of restricted stock awards shown in this column are equal to the compensation cost recognized during fiscal year 2009 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment, referred to in this proxy statement as SFAS No. 123R, except no estimates for forfeitures have been included. This valuation method values restricted stock granted during fiscal year 2009 and previous years. A discussion of the assumptions used to calculate compensation cost are set forth in Note 10 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual reports on Form 10-K for the fiscal years ended March 31, 2009, 2008 and 2007. The amounts shown in these columns reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officer.

(4)	Stock option awards are issued under our Incentive Plan. The dollar values of stock option awards shown in this column are equal to the compensation cost recognized during fiscal year 2009 for financial statement purposes in accordance with SFAS No. 123R, except no estimates for forfeitures have been included. This valuation method values stock options granted during fiscal year 2009 and previous years. A discussion of the assumptions used to calculate compensation cost is set forth in Note 10 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal years ended March 31, 2009, 2008 and 2007. The amounts shown in these columns reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officer.

(5)	Information regarding the restricted stock and stock options granted to our named executive officers in fiscal year 2009 is shown in the 2009 Grants of Plan-Based Awards Table on page 23. The 2009 Grants of Plan-Based Awards Table also shows the aggregate grant date fair value of the restricted stock and stock options granted during fiscal year 2009 as determined in accordance with SFAS No. 123R.

(6)	The amounts in this column reflect the cash payment made to our named executive officers under the Cash Bonus Program in effect for fiscal year 2009. Awards under the Cash Bonus Program are made by Compensation Committee of the Board of Directors in May 2009.

(7)	The amounts shown reflect the changes in the actuarial present values under our Retirement Income Plan and our Supplemental Executive Retirement Plan. See “Pension Benefits at March 31, 2009” on page 28 for more information on our Retirement Income Plan and our Supplemental Executive Retirement Plan.

(8)	All Other Compensation consists of the following:

				Professional
			Payment in	Engineering
			Lieu of	License	Consulting
	Insurance	401(k) Plan	Vacation	Fee	Fees	Total
Named Executive Officer	($)	Contributions ($)	($)	($)	($)	($)

James R. Lines	4,693	4,600	—	—	—	9,293
Jeffrey Glajch	—	—	—	—	—	—
J. Ronald Hansen	10,528	—	31,560	—	108,160	150,248
Alan E. Smith	3,823	4,013	—	1,750	—	9,586
Jennifer R. Condame	3,746	4,600	—	—	—	8,346

(9)	Mr. Glajch joined us as our Vice President — Finance & Administration and Chief Financial Officer in March 2009.

(10)	On August 1, 2008, Mr. Hansen retired after serving as our Vice President — Finance & Administration and Chief Financial Officer since 1994. Mr. Hansen continued to be engaged by us in a consulting capacity through March 31, 2009 pursuant to a professional consulting agreement pursuant to which he received a monthly consulting fee of $13,520. Consulting fees paid to Mr. Hansen by us are included in the “All Other Compensation” column. Mr. Hansen also received 1/3 of the cash bonus under our Cash Bonus Program that he would have been eligible to receive had he remained employed with us on a full-time basis through March 31, 2009, which amount is reflected in the “Non-Equity Incentive Plan Compensation” column. See footnotes 2 and 6. During the term of the consulting agreement, we also reimbursed Mr. Hansen for his health insurance premiums, which amounts are included in the “All Other Compensation” column.

(11)	Ms. Condame was promoted to the position of Chief Accounting Officer in July 2008. In such capacity, she served as our principal financial officer from that time until we hired Mr. Glajch as our Vice President — Finance & Administration and Chief Financial Officer in March 2009.

2009 Grants of Plan-Based Awards

The following table shows information regarding the grants of annual incentive cash compensation, stock options and restricted stock during fiscal year 2009 to our named executive officers.

									All Other
									Option Awards:		Grant Date
			Estimated Future Payouts			Estimated Future Payouts			Number of	Exercise or	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive			Securities	Base Price	of Stock
			Plan Awards			Plan Awards			Underlying	of Option	and Option
	Type of	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options(3)	Award	Awards(4)
Name	Award	Date	($)	($)(1)	($)	($)	($)(2)	($)(2)	(#)	($/Sh)	($)

James R. Lines	Options	5/29/08							2,532	30.88	41,943

	Cash Bonus		—	159,000	230,550

	Restricted Stock					—	39,750	59,625			48,594

Jeffrey Glajch	Options	3/2/09							1,000	8.01	4,800

	Cash Bonus		—	—	—

	Restricted Stock					—	—	—

J. Ronald Hansen	Options	5/29/08							1,896	30.88	31,407

	Cash Bonus		—	21,036	30,502

	Restricted Stock					—	—	—			—

Alan E. Smith	Options	5/29/08							1,114	30.88	18,453

	Cash Bonus		—	55,927	81,093

	Restricted Stock					—	23,969	35,953			29,301

Jennifer R. Condame	Options	5/29/08							576	30.88	9,541

		7/31/08							1,000	44.50	24,730

	Cash Bonus		—	29,956	36,696

	Restricted Stock					—	—	—

(1)	The amounts shown in this column reflect the incentive cash compensation amounts that potentially could have been earned during fiscal year 2009 based upon the achievement of company and individual performance goals under our Cash Bonus Program. The amounts of actual cash awards earned in fiscal year 2009 by our named executive officers under our Cash Bonus Program were determined in May 2009. Such amounts are set forth in the “Non-Equity Incentive Compensation” column in the 2009 Summary Compensation Table above. For more information regarding annual incentive cash compensation under our Cash Bonus Program, see “Annual Cash Incentive Compensation” in CD&A on page 15.

(2)	Our restrictive stock awards are denominated in dollars, but payable in stock. We determine the number of shares of restricted stock to grant by dividing the dollar value of the award by the closing price of a share of our common stock on the last trading day prior to the date of grant. For more information regarding restricted stock awards under our Stock Bonus Plan, see “Performance-Vested Restricted Stock” and “Time-Vested Restricted Stock” in CD&A on pages 17 and 18, respectively.

(3)	These stock options were awarded pursuant to our Stock Bonus Plan and issued under our Incentive Plan.

(4)	The dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS No. 123R, except no estimates for forfeitures were included. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 10 (Stock Compensation Plans) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended March 31, 2009.

Annual Base Salaries as a Percent of Total Compensation

Annual base salaries paid to our named executive officers for fiscal year 2009 are shown in the Summary Compensation Table on page 21.

For fiscal year 2009, the base salary paid to each of our named executive officers constituted the following percentage of each executive’s total compensation: Mr. Lines — 50%; Mr. Glajch — 99%; Mr. Hansen — 45%; Mr. Smith — 62% and Ms. Condame — 66%.

Annual Cash Incentive Compensation

The non-equity incentive plan compensation set forth in the tables above reflects annual cash incentive compensation under our Cash Bonus Program. During fiscal year 2009, annual cash incentive compensation was earned based upon the achievement of company and individual goals, with 70% and 20% of such bonus based on the attainment by us of objectives based on net income and average working capital, respectively, and 10% based on the attainment by the named executive officer of individual objectives. Annual cash compensation is payable as a percentage of salary. For fiscal year 2009, target bonus levels were set at 100% attainment of both company and individual objectives. Upon meeting the target bonus level, Mr. Lines was eligible to receive a cash bonus equal to 60% of his base salary, Mr. Hansen and Mr. Smith were each eligible to receive a cash bonus equal to 35% of his respective base salary and Ms. Condame was eligible to receive a cash bonus equal to 25% of her base salary. Mr. Hansen’s eligible cash bonus was prorated to reflect the portion of the fiscal year that he served as a full time employee of ours and Mr. Glajch did not participate in our Cash Bonus Program during fiscal year 2009.

On March 12, 2009, the Compensation Committee amended the Cash Bonus Program. For fiscal year 2010, the Compensation Committee set target bonus levels at 100% attainment of both company and personal objectives as follows: Mr. Lines — 60% of base salary; Mr. Glajch — 35% of base salary; Mr. Smith — 35% of base salary; and Ms. Condame — 25% of base salary. Each such officer may receive anywhere from 0% to 150% of his or her target bonus level depending on the attainment of objectives. A summary of the performance goal weightings for our named executive officers for fiscal year 2010 is as follows:

		Working	Personal
Named Executive Officer	Net Income	Capital %	Goals

James R. Lines	70%	20%	10%
Jeffrey Glajch	60%	15%	25%
Alan E. Smith	60%	15%	25%
Jennifer R. Condame	55%	15%	30%

Stock Options

We award stock options pursuant to our Stock Bonus Plan, and such awards are issued under our Incentive Plan. Pursuant to such plans, options have an exercise price equal to the fair market value of a share of our common stock on the date of grant. Options awarded during fiscal year 2009 vest 25% per year over four years beginning on the first anniversary of the date of grant, and have a term of ten years. The number of options awarded to a named executive officer during fiscal year 2009 was determined by multiplying such officer’s base salary in effect for the relevant fiscal year by 20%, and then dividing the product by the value of such option (determined using the Black-Scholes valuation method).

On March 12, 2009, the Compensation Committee’ amended our Stock Bonus Plan. Under the amended Stock Bonus Plan, new stock options awarded under the Stock Bonus Plan continue to have an exercise price equal to the fair market value of a share of our common stock on the date of grant and a term of ten years. Such options will vest 33 1/3% per year over three years beginning on the first anniversary of the date of grant. Moreover, under the amended Stock Bonus Plan, the number of options to be awarded to each named executive officer will be determined by multiplying 50% of such officer’s base salary in effect for the fiscal year by such officer’s Target Long Term Incentive Percentage, and then dividing by the Black-Scholes value of such stock option on the date of determination, rounded to the nearest whole number.

In accordance with the provisions of the amended Stock Bonus Plan, on May 28, 2009, the Compensation Committee approved the grant of options to the named executive officers as follows: Mr. Lines — 5,922; Mr. Glajch — 4,693; Mr. Smith — 3,571; and Ms. Condame — 2,678.

Pursuant to our employment agreement with Mr. Lines, upon the occurrence of any event deemed a “termination” under such agreement after a change in control of the company, all unvested stock options held by Mr. Lines will accelerate and become immediately exercisable in full. Pursuant to our Stock Bonus Plan, upon the retirement, or retirement eligibility, of one of our named executive officers, all unvested stock options held by such named executive officer will accelerate and become immediately exercisable in full. If any of our named executive officers terminates their employment with us for any reason, then they will forfeit all of their unvested stock options.

Restricted Stock

We award time-vested and performance-vested restricted stock pursuant to our Stock Bonus Plan, and such awards are issued under our Incentive Plan. The shares of time-vested restricted stock we awarded in fiscal year 2009 vests 10% on the first anniversary of the date of grant; 20% on the second anniversary of the date of grant; 30% on the third anniversary of the date of grant; and the final 40% on the fourth anniversary of the date of grant. During fiscal year 2009, 75% of each named executive officer’s performance-vested restricted stock award was based on our attainment of a net income target and 25% was based on our attainment of a working capital target for the fiscal year. During fiscal year 2009, attainment of 100% of both targets would have resulted in a performance-vested restricted stock award valued at 15% of such officer’s base salary. This target could have decreased to zero or increased to up to 150% of such target value based on our attainment of lower or higher percentage of the respective net income and working capital target amounts.

On March 12, 2009, the Compensation Committee amended our Stock Bonus Plan to provide: (i) that annual awards under the Stock Bonus Plan for fiscal year 2010 (which commenced on April 1, 2009) will consist of stock options and shares of time-vested restricted stock; (ii) that annual awards under the Stock Bonus Plan for fiscal years that commence in even years (e.g., 2010, 2012, etc.) will consist of stock options and shares of performance-vested restricted stock; and (iii) that annual awards under the Stock Bonus Plan for fiscal years that commence in odd years other than 2009 (e.g., 2011, 2013, etc.) will consist of time-vested restricted stock and performance-vested restricted stock.

Under the amended Stock Bonus Plan, awards will be based on a Target Long-Term Incentive Percentage assigned to each such officer by the Compensation Committee. For fiscal year 2010, the Target Long-Term Incentive Percentages of our named executive officers are as follows: Mr. Lines — 35%; Mr. Glajch — 35%; Mr. Smith — 35% and Ms. Condame — 25%.

The number of shares of time-vested restricted stock to be issued to the named executive officers in an applicable fiscal year under the amended Stock Bonus Plan will be determined by multiplying 50% of such officer’s base salary in effect for such fiscal year by such officer’s Target Long Term Incentive Percentage, and then dividing by the value of a share of the Company’s common stock on the date of determination, rounded to the nearest whole number. Fifty percent of awarded time-vested restricted stock will vest on the second anniversary of the date of grant and the remaining 50% on the fourth anniversary of the date of grant.

The amended Stock Bonus Plan provides that the number of shares of performance-vested restricted stock to be issued to our named executive in an applicable fiscal year will be determined by multiplying 50% of the such officer’s base salary in effect for such fiscal year by such officer’s Target Long-Term Incentive Percentage, and then dividing by the value of a share of common stock on the date of determination, rounded to the nearest whole number. Performance-vested restricted stock will vest on the third anniversary of the date of grant, depending on the satisfaction of the performance goal matrixes for the three-year period commencing with the fiscal year for which the award is made. In determining the achievement of performance objectives, the Compensation Committee has the discretion to include or exclude extraordinary events that positively or negatively affect our financial performance.

Pursuant to our Stock Bonus Plan, upon the retirement, or retirement eligibility, of one of our named executive officers, all unvested shares of restricted stock held by such named executive officer will accelerate and become immediately vested in full.

Employment Agreements

During fiscal year 2009 we were a party to employment agreements with Mr. Lines, Mr. Glajch, Mr. Hansen and Mr. Smith. The following is a summary of the key terms of such employment agreements.

James R. Lines.  On July 27, 2006, we entered into an employment agreement with Mr. Lines which provides that Mr. Lines will receive an annual minimum base salary as well as other customary benefits. Mr. Lines is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Lines elects not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Lines turns 65. The agreement supersedes all prior employment agreements that we had with Mr. Lines.

Pursuant to our employment agreement with Mr. Lines, if he resigns for reasons other than a material breach of the agreement by us, departs from our employment without the approval of our Board of Directors, or is discharged for cause, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Lines also provides for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the company, as described under the headings “Involuntary Termination” and “Change in Control” on page 32.

Our employment agreement with Mr. Lines provides that we will indemnify Mr. Lines for all acts or omissions and for any suits brought against him which relates to duties he performed in good faith for us.

On December 31, 2008, we entered into an amendment to employment agreement with Mr. Lines in order to bring such employment agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Section 409A imposes an excise tax penalty on an officer’s nonqualified deferred compensation arrangement that does not comply with its provisions.

Jeffrey Glajch.  On March 2, 2009, we entered into an employment agreement with Mr. Glajch to serve as our Vice President — Finance & Administration and Chief Financial Officer. The agreement provides that Mr. Glajch will receive an annual minimum base salary as well as other customary benefits. The agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Glajch elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Glajch turns 65.

Pursuant to our employment agreement with Mr. Glajch, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Glajch also provides for us to make certain payments to him in the event we terminate his employment without cause as described under the heading “Involuntary Termination” on page 32.

Our employment agreement with Mr. Glajch provides that we will indemnify Mr. Glajch for all acts or omissions and for any suits brought against him which relates to duties he performed in good faith for us.

J. Ronald Hansen.  We were a party to an employment agreement with Mr. Hansen, our former Vice President — Finance & Administration and Chief Financial Officer. Our employment agreement with Mr. Hansen was terminated and replaced by a professional consulting agreement when Mr. Hansen retired in August 2008. Mr. Hansen’s employment agreement provided that he was to receive a minimum annual base salary and customary benefits. Mr. Hansen was also eligible under his agreement to receive discretionary bonuses.

Pursuant to our employment agreement with Mr. Hansen, following his employment with us he is subject to a 12-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone confidential information of the company.

Our employment agreement with Mr. Hansen also provided for us to make certain payments to him in the event we terminate his employment without cause or upon the occurrence of certain events relating to a change in control of the company, however, Mr. Hansen retired on August 1, 2008.

In connection with Mr. Hansen’s retirement, we entered into a professional consulting agreement with him. Such consulting agreement, as amended, had a term which expired on April 30, 2009. Under such consulting agreement, Mr. Hansen provided Graham with a specified number of hours of consulting services a month for a monthly consulting fee of $13,520 and was entitled to certain other benefits. Our consulting agreement with Mr. Hansen provides that we will indemnify Mr. Hansen for all acts or omissions and for any suits brought against him which relates to duties he performed in good faith for us.

Alan E. Smith.  On July 30, 2007, we entered into an employment agreement with Mr. Smith to serve as our Vice President of Operations. The agreement provides that Mr. Smith will receive an annual minimum base salary as well as other customary benefits. Mr. Smith’s agreement automatically renews such that it always has a one-year term remaining, unless we or Mr. Smith elects not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Smith turns 65.

Pursuant to our employment agreement with Mr. Smith, if his employment with us is terminated for any reason, he will be subject to an 18-month covenant not to compete with us, not to interfere in certain of our business relationships, and not to disclose to anyone our confidential information.

Our employment agreement with Mr. Smith also provides for us to make certain payments to him in the event we terminate his employment without cause as described under the heading “Involuntary Termination” on page 32.

Our employment agreement with Mr. Smith provides that we will indemnify Mr. Smith for all acts or omissions and for any suits brought against him which relates to duties he performed in good faith for us.

On December 31, 2008, we entered into an amendment to Mr. Smith’s employment agreement for the purpose of bringing such employment agreement into compliance with Section 409A.

Salary Adjustments.  During its review of base salaries for executive officers, the Compensation Committee adjusted upward certain of our named executive officers’ base salaries during fiscal year 2009, as described under the heading “Annual Base Salaries” on page 15. The current annual base salaries for Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame are $265,000, $210,000, $178,190 and $128,750, respectively.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in CD&A beginning on page 11, and encourage you to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at March 31, 2009

The following table shows information regarding the number of unexercised stock options and the number and value of unvested restricted stock awards held by our named executive officers at March 31, 2009.

	Option Awards					Stock Awards
							Equity Incentive
	Number of	Number of					Plan Awards: Market
	Securities	Securities				Equity Incentive Plan	or Payout Value of
	Underlying	Underlying				Awards: Number of	Unearned Shares,
	Unexercised	Unexercised		Option		Unearned Shares, Units or	Units or Other
	Options	Options		Exercise	Option	Other Rights That Have	Rights That Have
	(#)	(#)		Price	Expiration	Not Vested	Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)	($)

James R. Lines		7,500	(1)	7.98	6/1/2016
		3,750	(2)	6.84	7/27/2016
		9,894	(3)	6.90	5/31/2017
		2,532	(4)	30.88	5/29/2018
						2,466 (8)	22,120
						1,664 (9)	14,926
Jeffrey Glajch		1,000	(5)	8.01	3/2/2019
J. Ronald Hansen	1,896			30.88	5/29/2018
Alan E. Smith		3,750	(6)	10.84	7/26/2017
		1,114	(4)	30.88	5/29/2018
						732 (9)	6,566
Jennifer R. Condame		2,500	(1)	7.98	6/1/2016
		4,974	(3)	6.90	5/31/2017
		576	(4)	30.88	5/29/2018
		1,000	(7)	44.50	7/31/2018

(1)	One-fourth of this grant of stock options vested on each of June 1, 2007 and June 1, 2008. The remainder of this grant vests in equal installments on June 1, 2009 and June 1, 2010.

(2)	One-fourth of this grant of stock options vested on each of July 27, 2007 and July 27, 2008. The remainder of this grant vests in equal installments on July 27, 2009 and July 27, 2010.

(3)	One-fourth of this grant of stock options vested on May 31, 2008. The remainder of this grant vests in equal installments on May 31, 2009, May 31, 2010 and May 31, 2011.

(4)	This grant of stock options vests in four equal installments on May 29, 2009, May 29, 2010, May 29, 2011 and May 29, 2012.

(5)	This grant of stock options vests in four equal installments on March 2, 2010, March 2, 2011, March 2, 2012 and March 2, 2013.

(6)	One-fourth of this grant of stock options vested on July 26, 2008. The remainder of this grant vests in equal installments on July 26, 2009, July 26, 2010 and July 26, 2011.

(7)	This grant of stock options vests in four equal installments on July 31, 2009, July 31, 2010, July 31, 2011 and July 31, 2011.

(8)	Ten percent of this grant of restricted stock vested on May 31, 2008. The remainder of this grant of restricted stock vests as follows: 20% on May 31, 2009; 30% on May 31, 2010; and 40% on May 31, 2011.

(9)	This grant of restricted stock vests 10% on May 29, 2009, 20% on May 29, 2010, 30% on May 29, 2011 and 40% on May 29, 2012.

2009 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised during fiscal year 2009 for each of our named executive officers.

	Option Awards		Stock Awards
	Number of
	Shares	Value		Value
	Acquired on	Realized on	Number of Shares	Realized on
	Exercise	Exercise(1)	Acquired on Vesting	Vesting(2)
Name	(#)	($)	(#)	($)

James R. Lines	8,922	347,570	274	9,376
Jeffrey Glajch	—	—	—	—
J. Ronald Hansen	22,314	805,250	1,246	38,470
Alan E. Smith	1,250	44,801	—	—
Jennifer R. Condame	2,908	113,219	—	—

(1)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock on the date of exercise, multiplied by the number of shares acquired.

(2)	The value realized on the vesting of stock awards is the closing price of our common stock on the vesting date multiplied by the number of shares acquired.

Pension Benefits at March 31, 2009

The following table shows information at March 31, 2009 regarding our Retirement Income Plan and our Supplemental Executive Retirement Plan.

			Present Value	Payments
		Number of Years	of Accumulated	During Last
		Credited	Benefit(1)	Fiscal Year
Name	Plan Name	Service (#)	($)	($)

James R. Lines	Retirement Income Plan	25	214,811	—
	Supplemental Executive Retirement Plan	—	1,970	—
Jeffrey Glajch	Retirement Income Plan	—	—
	Supplemental Executive Retirement Plan	—	—
J. Ronald Hansen	Retirement Income Plan	16	284,223	—
	Supplemental Executive Retirement Plan	—		—
Alan E. Smith	Retirement Income Plan	16	52,542	—
	Supplemental Executive Retirement Plan	—	—	—
Jennifer R. Condame	Retirement Income Plan	17	57,467	—
	Supplemental Executive Retirement Plan	—	—	—

(1)	The present value of accumulated benefits indicated in the table were calculated using a 7.39% discount rate and the RP2000 Mortality Table for males and an age 63 retirement age, which are the same assumptions used for financial reporting purposes. The amounts indicated represent liabilities funded by the trust fund. Part of the accrued benefit will be provided by John Hancock Insurance Company, through an annuity purchased in 1986.

Retirement Income Plan

Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. The purpose of the Retirement Income Plan is to supplement Social Security benefits and to provide a reliable source of regular income for participants or their survivors after retirement by the participant. During fiscal year 2009, Mr. Lines, Mr. Hansen, Mr. Smith and Ms. Condame were eligible to participate in the Retirement Income Plan.

Normal retirement under the Retirement Income Plan is the later of a participant’s 65th birthday or the 5th anniversary of the date on which he or she became a participant. Early retirement under the Retirement Income Plan is available for a participant who is at least 55 years old and has completed fifteen years or more of creditable service. The Retirement Income Plan also provides for a disability retirement allowance in the event of disability.

The Retirement Income Plan also provides for the payment of a retirement benefit in the event that a participant’s employment was terminated when the participant was not eligible for normal, early or disability retirement. Eligibility for such “vested retirement” requires the completion of five years of service with us. A participant who is entitled to a vested retirement allowance when his or her employment terminates will ordinarily begin receiving payments after reaching normal retirement age. If the participant has completed at least fifteen years of creditable service, he or she may elect to begin receiving payments on the first day of the month after he or she reaches age 55 and up to the first month after he or she reaches normal retirement age. The amount of a participant’s monthly vested retirement payments will vary depending on age, period of service and years of creditable service.

Benefits under the Retirement Income Plan are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. Benefits under the Retirement Income Plan are reduced to take into account a participant’s social security benefits paid for by the company.

The approximate years of creditable service as of March 31, 2009 of each of the named executive officers eligible to participate in the Retirement Income Plan are as follows: Mr. Lines — 25; Mr. Smith — 16; and Ms. Condame — 17. We do not normally grant additional years of service credit. Mr. Hansen retired in August 2008 and is entitled to receive early retirement benefits under the Retirement Income Plan.

The form and amount of the payments made under the Retirement Income Plan depends upon marital status when payment begins and the form of payment selected. The normal form of benefit for a married participant is a 50% joint and survivor annuity, which provides a retirement allowance in the form of reduced monthly payments that will continue for the rest of the participant’s life. If the participant is survived by the person who was the participant’s spouse when payments began, such spouse will receive survivor benefits equal to 50% of the amount of the payments made to the participant during his or her lifetime. His or her spouse will be paid survivor benefits for his or her remaining lifetime. With the spouse’s consent, a participant may elect to receive benefits in the form of a single life annuity, 100% joint and survivor annuity, a 10, 15, or 20 year certain annuity or a life annuity with a 10, 15, or 20 year guarantee.

Supplemental Executive Retirement Plan

In addition to the Retirement Income Plan, we maintain a Supplemental Executive Retirement Plan, referred to as the “Supplemental Plan,” that is a nonqualified deferred compensation plan and is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by section 415 of the Internal Revenue Code.

A participant who has completed a period of service of at least five years under the Retirement Income Plan and whose benefits are limited by the above-referenced provisions of the Internal Revenue Code, are entitled to receive a monthly benefit from the Supplemental Plan. All of our employed named executive officers as of the date of this proxy statement are eligible to participate in the Supplemental Plan, but Mr. Lines is the only named executive officer that currently has an accrued benefit under the Supplemental Plan.

The monthly benefit under the Supplemental Plan is determined by dividing the retirement benefits that would have been payable to or with respect to the plan participant had the limitations imposed by the Internal Revenue Code not been applicable, by the retirement benefits payable to or with respect to the participant under the Retirement Income Plan.

A participant’s retirement benefits under the Supplemental Plan will be paid to or with respect to the participant in the same form and at the same time as the participant’s retirement benefits under the Retirement Income Plan. The benefits under the Supplemental Plan will cease upon cessation of benefits to the participant or his beneficiary under the Retirement Income Plan.

In the event of a “change in control” of our company, each participant in the Supplemental Plan would become 100% vested in his benefits. We have described the events that would constitute a “change in control” for the purposes of the Supplemental Plan under the heading “Potential Payments Upon Termination or Change in Control,” which begins on page 31.

Incentive Savings Plan

All of the named executive officers currently employed by us are also eligible to participate in our Incentive Savings Plan (our 401(k) savings plan), which is available to all of our employees. Pursuant to the Incentive Savings Plan, we match funds deferred at the election of participants, up to a certain percentage, and we make profit sharing contributions to the accounts of participants.

With respect to the profit sharing contributions, eligible employees with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $200,000 of compensation, as adjusted for cost-of-living increases in accordance with section 401(a)(17) of the Internal Revenue Code. The amounts allocated to participants under the Incentive Savings Plan vest after five years of employment. Mr. Glajch is eligible to participate in this plan, but did not receive any benefits from the plan in fiscal year 2009.

Potential Payments upon Termination or Change in Control

The following information and table set forth the amount of payments to each of our named executives in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control of the company.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive officer.

•	The amounts shown in the table assume that each named executive was terminated on March 31, 2009. Accordingly, the table reflects amounts earned as of March 31, 2009 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination. The actual amounts to be paid to a named executive can only be determined at the time of the termination.

•	Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on the NYSE Amex on March 31, 2009.

•	A named executive is entitled to receive certain amounts earned during his term of employment regardless of the manner in which the named executive’s employment is terminated. These amounts include base salary, unused vacation pay and annual cash incentive compensation. These amounts are not shown in the table, except for potential prorated annual cash incentive compensation.

•	A named executive officer may exercise any stock options that are exercisable prior to the date of termination and will be entitled to receive unrestricted shares of common stock with respect to any restricted stock awards for which the vesting period has expired prior to the date of termination. Any payments related to these stock options and restricted stock awards are not included in the table as they are not payable upon the termination of a named executive officer’s employment or upon a change in control of the company.

•	A named executive officer will be entitled to receive all amounts accrued and vested under our retirement and savings programs, including our Incentive Plan and any pension plans in which the named executive officer participates. These amounts are not included in the table as these amounts are disclosed under the heading “Pension Benefits at March 31, 2009” on page 28 unless such amounts are accelerated or enhanced in the event of the termination of a named executive officer’s employment or upon a change in control of the company.

Normal and Early Retirement

A named executive officer is eligible to elect normal retirement at age 65 and early retirement at age 55-64 with at least five and fifteen years, respectively, of creditable service to the company, as discussed under the heading “Pension Benefits at March 31, 2009” on page 28.

As of March 31, 2009, none of our named executive officers were eligible for normal retirement.

Pursuant to our Stock Bonus Plan, upon the retirement (voluntary termination of employment after attaining age 62 with 10 or more years of full-time service) of a named executive officer, all unvested shares of time-vested restricted stock and stock options held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock held by the named executive officer will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of retirement.

Voluntary Termination and Termination for Cause

Pursuant to our employment agreements with Mr. Lines, Mr. Glajch and Mr. Smith, cause exists if the Board of Directors determines that there has been willful misconduct by the named executive officer in connection with the performance of his duties or if the named executive officer has engaged in any other conduct that has been materially injurious to the company. Under their respective employment agreements, upon termination for cause, we would pay all legal fees and other expenses incurred by such named executive officer if he in good faith contests the termination. The named executive officer would be required to reimburse us for all such costs if a court of final adjudication were to determine that the executive did not act in good faith in bringing such challenge.

A named executive officer is not entitled to receive any severance payments or other benefits upon his voluntary decision to terminate his employment with the company prior to being eligible for retirement or upon termination for cause.

Involuntary Termination

Our employment agreement with Mr. Lines also provides that, upon termination without cause, or if he resigns because of our material breach of his employment agreement, we will have the following obligations: (i) pay to him compensation due him through the date of termination, including any accrued bonus; (ii) continue his base salary for nine months following such termination; (iii) pay to him a lump sum payment equal to nine months’ base salary; (iv) provide him with continuing health care coverage for a period of eighteen months following the effective date of termination of his employment; and (v) pay for certain outplacement services. Our obligation to make payments upon any termination of Mr. Lines without cause or upon his resignation because of a material breach of the agreement by us is conditioned on his execution of an enforceable release of all claims against us and his compliance with all provisions of the employment agreement.

Our employment agreements with Messrs. Glajch and Smith provide that, upon termination without cause, or if either such officer resigns because of our material breach of his respective employment agreement, we will pay compensation due to them through the date of termination, including any accrued bonus; and that we will pay, in regular monthly payments, their respective salaries for twelve months following the effective date of the termination of his employment.

Death or Disability

Pursuant to our Stock Bonus Plan, upon the death or disability of a named executive officer, all unvested shares of time-vested restricted stock and stock options held by the named executive officer will become immediately vested and the stock options will become exercisable in full. All unvested shares of performance-vested restricted stock held by the named executive officer will vest pro-rata based on the satisfaction of the applicable performance goals through the end of the quarter immediately preceding the date of the named executive officer’s death or disability.

Mr. Lines participates in our life insurance plan, whereby the beneficiary of a named executive officer would be entitled to a death benefit equal to three times his base salary.

In addition, we pay the premiums for life insurance policies for Mr. Lines, whereby in the event of his death, his beneficiary would be entitled to the payment of a death benefit equal to $1,700,000. We also provide each of our other named executive officers with $2,500 annually for the purpose of procuring a term life insurance policy.

Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame each also participate in our short-term disability program that is available to our managers and executive officers. Pursuant to such program, each such named executive officer would be entitled to payments equal to his full base salary for six months following such disability. Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame each also participates in our long-term disability plan that is available to all of our salaried employees.

Change In Control

James R. Lines.  Our employment agreement with Mr. Lines, as amended, provides that, upon the occurrence of a triggering event that would be deemed an event of termination within two years after a change in control of the company, Mr. Lines would be entitled to certain payments, including, among other things, a lump sum payment equal to one dollar less than three times his annualized tax-includable compensation (including bonus) for the five most recent taxable years ending before the date of such change in control.

In addition, all unvested stock options would become immediately vested and exercisable and any unvested or shares of restricted stock would become immediately vested. We would also be required to pay to Mr. Lines within six months of the triggering event a lump sum payment an amount equal to the excess, if any, of: (i) the present value of the aggregate benefits to which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by us as if he were 100% vested under such plans, over (ii) the present value of the benefits to which he is actually entitled under such defined benefit pension plans as of the date of his termination. Mr. Lines’s employment agreement contains certain limitations for these payments that relate to our ability to deduct such payments for federal income tax purposes.

Pursuant to our employment agreement with Mr. Lines, our obligation to make payments upon termination following a change in control is conditioned on his execution of an enforceable release of all claims and his compliance with all provisions of the employment agreement.

For the purposes of the termination benefits payable to Mr. Lines, a change in control would include the following events:

•	if any person, party or group (other than the company, any subsidiary of the company or any employee benefit plan sponsored by the company or any subsidiary), directly or indirectly, becomes the beneficial owner of 30% or more of the combined voting power of the outstanding securities of the company ordinarily having the right to vote at the election of directors;

•	a change in the composition of our Board of Directors such that members of our Board as of August 2006 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board of Directors as of August 2006);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

The triggering events that would be deemed events of termination include, among others, termination of Mr. Lines for any reason other than death, disability or cause, or resignation of Mr. Lines under the following circumstances:

•	a change in the nature or scope of his authority from that prior to the change in control;

•	a reduction of his total compensation from that prior to the change in control;

•	a failure by the company to make any increase in compensation to which Mr. Lines may be entitled under his employment agreement, or action by the company to decrease his base salary;

•	a change requiring Mr. Lines to perform services other than in Batavia, New York or in any location more than thirty miles distant from Rochester, New York, except for certain required travel on the company’s business;

•	without his express written consent, the assignment to Mr. Lines of any duties inconsistent with his positions, duties, responsibilities and status with the company immediately prior to the change in control;

•	a failure by the company to continue in effect any bonus plans or other benefit or compensation plan in which Mr. Lines was participating at the time of the change in control or the taking of any action by the company which would adversely affect his participation in or materially reduce his benefits under such plans; or

•	prior to a change in control of the company, the failure by the company to obtain the assumption of the agreement to perform his employment agreement by any successor company.

In addition, in the event of a change in control, if the company fails to increase the base salary for Mr. Lines by a specified amount or if his base salary is decreased, then he would be entitled to terminate his employment agreement and we would be obligated to pay to him the same payments to which he would be entitled upon the occurrence of an event of termination in connection with a change in control.

Mr. Glajch.  Under Mr. Glajch’s employment agreement, he will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Glajch must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred. For the purposes of the employment agreement, the following events would constitute a change in control:

•	the acquisition by any person or entity of 25% or more of the outstanding equity stock of the company who was not an owner of 20% of the equity stock of the company;

•	a change in the composition of our Board of Directors such that members of our Board as of March 2009 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board of Directors as of March 2009);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

Mr. Smith.  Under Mr. Smith’s employment agreement, he will not be entitled to any payments by us upon the occurrence of a change in control. Rather, upon the occurrence of a change in control, Mr. Smith must continue to provide us with the services contemplated by the employment agreement until three months after a change in control has occurred. For the purposes of the employment agreement, the following events would constitute a change in control:

•	the acquisition by any person or entity of 25% or more of the outstanding equity stock of the company who was not an owner of 20% of the equity stock of the company;

•	a change in the composition of our Board of Directors such that members of our Board as of August 2007 cease to constitute at least a majority of our Board (unless the election or nomination of any new directors was approved by a vote of at least three-quarters of the directors comprising the Board of Directors as of August 2007);

•	the closing of a reorganization, merger or consolidation of the company, other than one with respect to which all or substantially all of those persons who were the beneficial owners immediately prior to such event, of outstanding securities of the company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors;

•	the closing of a sale or other disposition of all or substantially all of the assets of the company, other than to a subsidiary of the company; or

•	the complete liquidation and dissolution of the company.

General.  In the event of any sale, merger or any form of business combination affecting us, our employment agreements with Mr. Lines, Mr. Glajch and Mr. Smith require us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive officer to all payments and other benefits to be provided by us in the event of termination without cause.

In addition, pursuant to the Supplemental Plan, in the event of a “change of control,” each participant in our Supplemental Plan, which currently includes Mr. Lines, Mr. Glajch, Mr. Smith and Ms. Condame, would become 100% vested in his or her benefits.

ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Event	James R. Lines		Jeffrey Glajch	J. Ronald Hansen	Alan E. Smith	Jennifer R. Condame

Normal and Early Retirement
Prorated annual cash incentive compensation	$190,005		$—	$25,138	$66,832	$35,019
Accelerated vesting of stock options	$—		$—	$—	$—	$—
Accelerated vesting of time-vested and performance-vested restricted stock	$—		$—	$—	$—	$—

Total	$190,005		$—	$25,138	$66,832	$35,019
Voluntary Termination and Termination for Cause
Prorated annual cash incentive compensation	$190,005		$—		$66,832	$35,019

Total	$190,005		$—		$66,832	$35,019
Involuntary Termination
Prorated annual cash incentive compensation	$190,005		—		$66,832	$35,019
Continued salary	$198,750		—		—	—
Cash severance payment	$198,750		$210,000		$173,000	—
Healthcare coverage	$16,341		—		—	—
Outplacement services(1)	$40,000		—		—	—

Total	$643,846		$210,000		$239,832	$35,019
Death
Prorated annual cash incentive compensation	$190,005		$—		$66,832	$35,019
Life insurance proceeds	$2,495,000		$630,000		$1,019,000	$2,050,000
Accelerated vesting of stock options	$35,923		$960		$—	$12,781
Accelerated vesting of time-vested and performance-vested restricted stock	$37,046		$—		$6,566	$—

Total	$2,757,974		$630,960		$1,092,398	$2,097,800
Disability
Prorated annual cash incentive compensation	$190,005		$—		$66,832	$35,019
Short-term disability payments	$132,500		$105,000		$86,500	$62,500
Accelerated vesting of stock options	$35,923		$960		$—	$12,781
Accelerated vesting of time-vested and performance-vested restricted stock	$37,046		$—		$6,566	$—

Total	$395,474		$105,960		$159,898	$110,300
Change in Control with Termination
Prorated annual cash incentive compensation	$190,005		$—		$66,832	$35,019
Accelerated vesting of stock options	$35,923		—		—	—
Accelerated vesting of restricted stock	—		—		—	—
Cash severance payment	$1,320,449		—		—	—
Healthcare coverage	—		—		—	—
Outplacement services	—		—		—	—
Pension enhancement	—		—		—	—
Accelerated vesting of SERP benefits	—		—		—	—

Total	$1,546,377	(2)	$—		$66,832	$35,019

(1)	Pursuant to our employment agreement with Mr. Lines, reimbursement of outplacement services is limited to a total amount of $40,000.

(2)	Such amount takes into account limitations imposed by our employment agreement with Mr. Lines, whereby certain amounts otherwise payable to Mr. Lines upon termination following a change in control may be reduced in connection with limitations on deductibility by the company for federal income tax purposes imposed by Section 280G of the Internal Revenue Code.

Director Compensation Programs

The Compensation Committee annually reviews and approves compensation for our independent directors. Mr. Lines, our President and Chief Executive Officer, is not an independent director under applicable NYSE Amex and Securities and Exchange Commission rules and, therefore, he does not receive any additional compensation for services as a director.

We use a combination of cash and equity-based compensation to attract and retain our independent directors. As described below, director compensation consists of an annual cash retainer; an additional annual cash retainer for the Chairman of the Board of Directors and the chair of each committee of the Board; committee meeting fees; share equivalent units; and stock options. We also reimburse our directors for reasonable expenses incurred in connection with their attendance at Board and committee meetings. We do not provide retirement benefits to our independent directors.

Cash Compensation

Each of our non-employee directors receives an annual fee of $15,000 for service on the Board of Directors. Additionally, each non-employee director receives a fee of $1,000 for each Board or committee meeting attended, except that if such meeting is held by telephone conference call or by unanimous written consent, the fee is reduced to $500. If the Board of Directors and/or one or more committees meet on the same day, a full meeting fee is paid for one meeting and one-half of the meeting fee is paid for each additional meeting attended that day.

The Chairman of the Board of Directors and each of our directors serving as chairman of committees of the Board of Directors receive additional fees for such service. For fiscal year 2009, the Chairman of the Board of Directors received an additional annual fee of $15,000, the Chairman of the Audit Committee received an additional annual fee of $6,000, the Chairman of the Compensation Committee received an additional annual fee of $5,000, and the Chairman of the Employee Benefits Committee and the Chairman of the Nominating and Corporate Governance Committee each received an additional annual fee of $3,000.

Equity Compensation

Share Equivalent Units.  Non-employee directors participate in the Outside Directors’ Long-Term Incentive Plan, referred to in this proxy statement as the LTIP. The LTIP credits each of our non-employee directors with Share Equivalent Units, or SEUs for five fiscal years during the term of such director’s service, subject to our attainment of certain performance objectives. Upon termination of a non-employee director’s service, but not before, the non-employee director may redeem each SEU for one share of our common stock or, alternatively and subject to our discretion, for the cash equivalent at the closing price of the stock on the NYSE Amex on the date of termination of service, subject to certain limitations which are discussed further below.

Under the LTIP, SEUs are credited to each non-employee director’s account for each of the first five fiscal years during such director’s term in which we produce consolidated net income in an amount at least equal to the consolidated net income specified in our budget for each such fiscal year. Such determinations are made annually shortly after the end of our fiscal year. Each SEU is valued at the market value of one share of our common stock on the valuation date, which is the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited. The number of SEUs to be credited is determined by dividing the value of one SEU into $10,000.

In the event that we elect under the LTIP to redeem a Director’s SEUs for cash representing a commensurate number of our shares of our common stock, the cash value will be determined by multiplying the number of SEUs held by such director on the date of his or her termination from service multiplied by the closing price of our stock on the date of such termination. However, the cash value of each SEU may not exceed the greater of $3.20 per share or the price on the valuation date when initially credited to such director’s account.

In the event that we elect to redeem a director’s SEUs for a commensurate number of shares of our common stock, the number of shares we pay to such director shall be determined as follows:

•	if the fair market value is at or below the valuation date price, each SEU will be redeemed for one share of common stock;

•	if the fair market value is greater than the valuation date price but less than $3.20 per share, each SEU will be redeemed for one share of our common stock;

•	if the fair market value is greater than $3.20 per share and the valuation date price was less than or equal to $3.20 per share, the number of shares constituting the redemption price of a director’s SEUs will be determined by multiplying the number of SEUs times $3.20 and dividing the product by the fair market value; and

•	if the fair market value is greater than the valuation date price and the valuation date price was greater than $3.20 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times the valuation date price and dividing the product by the fair market value.

Outstanding SEUs accrue dividends quarterly in accordance with our regular dividend policy and such dividends are reflected in each director’s account after the end of each fiscal year.

In May 2009, the Compensation Committee determined to suspend the LTIP’s applicability to any director first elected after such date. Such suspension of the LTIP will not affect SEUs applicable to any of our current directors.

Options.  Our non-employee directors are also eligible to participate in the Incentive Plan, pursuant to which they may be granted options to purchase shares of our common stock. On May 29, 2008, each of our non-employee directors serving on our Board of Directors on such date was granted an option to purchase 924 shares of our common stock at its closing price on the American Stock Exchange on the date of grant ($30.88). Mr. Fortier received an option to purchase 924 shares of our common stock on July 31, 2008, the date that he joined the Board of Directors, at the closing price of such stock on the American Stock Exchange on such date ($44.50). Each Director’s stock option vests 25% per year over four years and expires ten years from the date of grant.

Restricted Stock.  On March 12, 2009, the Compensation Committee determined that future equity compensation awards to Directors would be in the form of time-vested restricted stock awarded under the Incentive Plan. Accordingly, on May 28, 2009, the Compensation Committee awarded each of our independent directors 1,643 shares of time-vested restricted stock.

Stock Ownership Guidelines

In order to more closely align the interests of our Directors with the interests of our stockholders, on March 27, 2006, the Compensation Committee established minimum stock ownership guidelines that require our Directors to work towards acquiring and maintaining specific levels of equity ownership interests in our common stock within specified time frames. The Compensation Committee modified these ownership guidelines on March 12, 2009.

Prior to the modification of our stock ownership guidelines, our Directors were required to own not less than 4,000 shares of our common stock. As a result of the March 12, 2009 modification, our Directors are required to own shares of our common stock valued at least 3.0 times their annual retainer. Directors must be in compliance with such ownership guidelines within five years from the date the guidelines were adopted. Individuals who subsequently become Directors must comply with the ownership guidelines within five years of becoming subject to such guidelines.

The Compensation Committee monitors the progress made by Directors in achieving their stock ownership guidelines and, in its discretion, may modify the guidelines and/or time frames for some or all directors.

2009 Director Summary Compensation Table

The following table shows information regarding the compensation of our Directors for fiscal year 2009.

	Fees Earned
	or Paid		Option	All Other
	in Cash	Stock	Awards(2)(3)	Compensation(4)	Total
Name	($)	Awards($)(1)	($)	($)	($)

Helen H. Berkeley	25,500	10,000	11,484	978	47,962
Jerald D. Bidlack	44,500	—	11,484	1,483	57,467
Alan Fortier(5)	23,500	10,000	3,808	—	37,308
H. Russel Lemcke(6)	2,000	—	36,949	297	39,246
James R. Lines(7)	—	—	—	—	—
James J. Malvaso	33,500	10,000	11,484	121	55,105
Gerard T. Mazurkiewicz	32,000	10,000	10,354	20	52,374
Cornelius S. Van Rees	32,500	—	11,484	1,483	45,467

(1)	This is the maximum value of SEU’s that can be credited to a non-employee director’s account during any one fiscal year under the LTIP. Each SEU is valued at the market value of one share of our common stock on the valuation date, which is the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited. The number of SEUs to be credited is determined by dividing the value of one SEU into $10,000. For more information regarding SEUs, see “Share Equivalent Units” on page 36.

(2)	These stock option awards were granted under our Incentive Plan. The dollar values of the stock options shown in this column were calculated in accordance with SFAS No. 123R on the same basis as disclosed in footnote 4 to the 2009 Summary Compensation Table on page 21. During fiscal year 2009, each independent director was granted an option to purchase 924 shares of our common stock. The grant date fair value computed in accordance with SFAS No. 123R for each such award, except for Mr. Fortier’s award, was $16.57. The grant date fair value computed in accordance with SFAS No. 123R for Mr. Fortier’s award was $24.73. Mr. Fortier received his stock option award upon his appointment to the Board in July 2008.

(3)	The table below presents the aggregate number of outstanding stock option awards for each of our independent directors at March 31, 2009.

Stock Option
Awards

Helen H. Berkeley	10,924
Jerald D. Bidlack	20,924
Alan Fortier	924
H. Russel Lemcke	924
James J. Malvaso	7,174
Gerard T. Mazurkiewicz	5,924
Cornelius S. Van Rees	37,174

(4)	These amounts are dividends earned on outstanding SEUs during fiscal year 2009 pursuant to our regular dividend policy.

(5)	Mr. Fortier was appointed to the Board on July 31, 2008.

(6)	Mr. Lemcke retired from the Board and did not seek re-election at the 2008 annual meeting.

(7)	Mr. Lines serves as our President and Chief Executive Officer and is not an independent director under applicable NYSE Amex and Securities and Exchange Commission rules. Therefore, Mr. Lines does not receive the compensation described under “Cash Compensation” or “Equity Compensation” on page 36. All compensation earned by Mr. Lines in fiscal year 2009 is shown in the 2009 Summary Compensation Table on page 21 and the 2009 Grants of Plan-Based Awards Table on page 23.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during fiscal year 2009 were Directors Malvaso (Chairman), Berkeley, Bidlack, Fortier and Van Rees. Director Van Rees is our Corporate Secretary but receives no compensation for his service in such capacity. Mr. Van Rees participated in the Board of Directors’ deliberations regarding compensation of all of our compensated officers.

During fiscal year 2009, no member of our Compensation Committee, except for Mr. Van Rees: (1) was an officer or employee of ours or any of our subsidiaries; (2) was formerly an officer of ours or any of our subsidiaries; or (3) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, no executive officer served: (1) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) as a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Our Audit Committee reviews all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants in advance for review and approval. All existing related party transactions are reviewed at least annually by the Audit Committee. Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

Although the Audit Committee has not established a written policy regarding the approval of related party transactions, when evaluating these transactions, the Audit Committee considers, among other factors:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

To the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NYSE Amex and other relevant rules related to independence.

In addition, our Audit Committee also reviews all transactions between the company and any entity with which an independent director is an affiliate, taking into account the factors listed above as well as all other factors deemed appropriate by the Committee. In connection with such review process, the Audit Committee specifically considered the fact that in July 2007 (more than a year before he joined our Board of Directors), we paid Fortier & Associates, Inc. approximately $10,000 for management consulting services. Mr. Fortier is the President of Fortier & Associates, Inc. Likewise, the Committee considered Mr. Mazurkiewicz’s position as a Director of Robert James Sales, Inc., a supplier of certain pipes, valves and fittings to our company. In making its independence determination, the Audit Committee considered, among other things, the factors set forth above as well as the fact that the relationship between us and Robert James Sales, Inc. pre-dated Mr. Mazurkiewicz’s service on either board by many years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows certain information, as of June 5, 2009 regarding the only person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, with percentages based on 9,871,011 shares issued and outstanding.

	Number of Shares	Percent of Class
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

Renaissance Technologies LLC(1)	603,650	6.1%
800 Third Avenue
New York, New York 10022

(1)	This information as to the beneficial ownership of shares of our common stock is based on Amendment No. 1 to the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009 by Renaissance Technologies LLC (“Renaissance”) and James H. Simons (“Simons”), a control person of Renaissance. Renaissance, and Simons as its control person, report sole voting and dispositive power with respect to all 603,650 shares. Certain funds and accounts managed by Renaissance have the right to receive dividends and proceeds from the sale of our common stock held by Renaissance. RIEF Trading LLC holds of record more than five-percent of such shares.

SECURITY OWNERSHIP OF MANAGEMENT(1)

The table below shows certain information regarding shares of our common stock as of June 5, 2009 by (1) each of our directors and our director nominees; (2) each our of named executive officers, as defined on page 11; and (3) all directors and executive officers as a group.

	Number of Shares		Percent of Class
Name of Beneficial Owner	Beneficially Owned(2)		Beneficially Owned(2)(3)

Helen H. Berkeley(4)	185,774	(7)	1.9%
Jerald D. Bidlack(4)	51,374	(8)	-
Jennifer R. Condame(5)	5,808	(9)	-
Alan Fortier(4)	1,874	(10)	-
Jeffrey Glajch(5)	1,400		-
J. Ronald Hansen(6)	1,896	(11)	-
James R. Lines(4)(5)	28,723	(12)	-
James J. Malvaso(4)	8,124	(13)	-
Gerard T. Mazurkiewicz(4)	4,624	(14)	-
Alan E. Smith(5)	4,596	(15)	-
Cornelius S. Van Rees(4)	59,624	(16)	-
All directors and executive officers as a group (10 persons)(17)	353,817		3.6%

(1)	On March 12, 2009, we amended our stock ownership guidelines for our executive officers and Directors. Under the stock ownership guidelines: (i) our Chief Executive Officer is required to own common stock in an amount equal to at least 3.00 times his base salary; (ii) our other executive officers are required to own common stock in an amount equal to at least 1.00 times their respective base salaries; and (iii) our Directors are required to own common stock in an amount equal to at least 3.00 times their annual retainers. Our current executive officers and Directors must be in compliance with the stock ownership guidelines within five years from the date the guidelines were first adopted in 2006. Individuals who become executive officers or Directors must comply with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines require our executive officers to retain 50% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

(2)	As reported by such persons as of June 5, 2009 with percentages based on 9,871,011 shares issued and outstanding except where the person has the right to receive shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares owned by such person and the number of shares outstanding. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which an individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by the exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the all of the shares shown as owned by the stockholder.

(3)	We have omitted percentages of less than 1% from the table.

(4)	Director.

(5)	Named executive officer.

(6)	Retired named executive officer.

(7)	The amount shown for Mrs. Berkeley includes 1,643 shares of restricted stock and presently exercisable options to purchase 6,481 shares.

(8)	The amount shown for Mr. Bidlack includes 1,643 shares of restricted stock, presently exercisable options to purchase 11,481 shares and 9,250 shares pledged as security in connection with a margin loan.

(9)	The amount shown for Ms. Condame includes presently exercisable options to purchase 3,302 shares and 2,506 shares held by the Employee Stock Ownership Plan of Graham Corporation trustee and allocated to Ms. Condame’s account, as to which Ms. Condame has sole voting power but no dispositive power, except in limited circumstances.

(10)	The amount shown for Mr. Fortier includes 1,643 shares of restricted stock and presently exercisable options to purchase 231 shares.

(11)	The amount shown for Mr. Hansen is a presently exercisable option.

(12)	The amount shown for Mr. Lines includes 7,597 shares of restricted stock, presently exercisable options to purchase 9,556 shares and 5,570 shares held by the Employee Stock Ownership Plan of Graham Corporation trustee and allocated to Mr. Lines’ account, as to which Mr. Lines has sole voting power but no dispositive power, except in limited circumstances.

(13)	The amount shown for Mr. Malvaso includes 1,643 shares of restricted stock and presently exercisable options to purchase 2,731 shares.

(14)	The amount shown for Mr. Mazurkiewicz includes 1,643 shares of restricted stock and presently exercisable options to purchase 1,481 shares.

(15)	The amount shown for Mr. Smith includes 2,657 shares of restricted stock and presently exercisable options to purchase 1,529 shares.

(16)	The amount shown for Mr. Van Rees includes 1,643 shares of restricted stock and presently exercisable options to purchase 32,731 shares.

(17)	See footnotes 7 through 16 to this table. The amount shown includes 20,112 shares of restricted stock, presently exercisable options to purchase 71,419 shares, 8,076 shares allocated to the executive officers under the ESOP, as to which the executive officers may exercise voting power, but not dispositive power, except in limited circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Based solely on the written representations of our Directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission, we believe that during fiscal year 2009 all of our Directors and officers timely complied with the filing requirements of Section 16(a), except that Mr. Hansen, our former Chief Financial Officer, filed two late reports each disclosing one transaction and Ms. Berkeley, a Director, filed two late reports each disclosing one transaction.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our annual meeting of stockholders for our fiscal year ending March 31, 2010, we must receive the proposal no later than February 17, 2010. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended and, if the proposal pertains to the election of directors, the criteria described under the heading “Nominating and Corporate Governance Committee” on page 9, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2010 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Pursuant to our by-laws, stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 may be acted upon at the 2010 annual meeting only if written notice of the proposal complying with the requirements set forth in our by-laws is delivered to or received by our Corporate Secretary not later than the following dates: (i) 60 days in advance of the annual meeting, if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year’s annual meeting, or (ii) 90 days in advance of the annual meeting if such meeting is to be held on or after the anniversary of the previous year’s annual meeting. If the annual meeting is to be held at a time other than within such periods, then stockholder notices and proposals must be delivered to or received by our Corporate Secretary before the close of business on the 10th day following the date on which notice of the annual meeting is first given to stockholders via press release or in a document that we publicly file with the Securities and Exchange Commission.

Assuming that the 2010 annual meeting of stockholders is held on July 30, 2010, stockholder proposals must be received by May 31, 2010. Stockholder proposals that do not comply with the foregoing requirements will be considered untimely and will not be acted upon at the 2010 annual meeting. Stockholder notices and proposals should be delivered to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the 2009 annual meeting. Should any other matters come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Executive Officer

Dated: June 17, 2009

GRAHAM CORPORATION
20 Florence Avenue
Batavia, New York 14020
www.graham-mfg.com

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” THE PROPOSALS LISTED BELOW. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Please mark your votes as indicated in this example	☒

			WITHHOLD	FOR ALL NOMINEES
		FOR all	AUTHORITY	EXCEPT
1.	Election of Directors	nominees	for all nominees	(see Instruction below)

Nominees:

01 Helen H. Berkeley to serve until 2012		☐	☐	☐
02 Alan Fortier to serve until 2012
03 James R. Lines to serve until 2012
Instruction:  To withhold authority to vote for any individual nominee(s), mark “For All Nominees Except” and write that nominee’s name in the space provided below.

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, to vote upon all other matters as may be properly brought before the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted: (I) FOR the three director nominees; and (II) FOR the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.

☐	To help our preparation for the meeting, please check here if you plan to attend.

Please sign exactly as name(s) appears on this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may, of course, vote in person. The space below may be used for any questions or comments you may have.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

▲  FOLD AND DETACH HERE  ▲

Graham Corporation

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on July 30, 2009:
The proxy statement and the 2009 Annual Report to Stockholders are available at: www.graham-mfg.com/proxy.
For directions on how to attend the Annual Meeting and vote in person, please review the “Proxy Cards and
Voting” and “Revocability of Proxies” sections of the proxy statement that accompanies this proxy.

53412

PROXY 2009

GRAHAM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND EACH MATTER TO BE VOTED ON AT THE ANNUAL MEETING HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS OF THE COMPANY

      The undersigned hereby appoints Jerald D. Bidlack and James R. Lines, or either of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of Graham Corporation to be held at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020, on July 30, 2009 at 11:00 a.m., Eastern Time, and any adjournment thereof, and to vote in accordance with the following instructions the number of shares the undersigned would be entitled to vote if personally present at such meeting:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE: (I) FOR THE THREE DIRECTOR NOMINEES; AND (II) FOR THE PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

Address Change/Comments (Mark the corresponding box on the reverse side)

▲   FOLD AND DETACH HERE   ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Graham Corporation now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
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Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

53412

Graham Corporation
Employee Benefits Committee
June 17, 2009
Dear Plan Accountholder:
The Employee Stock Ownership Plan of Graham Corporation (the “ESOP”) has a related trust (the “ESOP Trust”) which owns common stock of Graham Corporation (“Graham”). GreatBanc Trust Company, as trustee of the ESOP, is a stockholder of Graham and may vote on matters presented for stockholder action at Graham’s 2009 Annual Meeting of Stockholders scheduled to be held on July 30, 2009, or at any adjournment of the meeting (“Annual Meeting”).
The ESOP Trust provides that in casting its vote at the 2009 Annual Meeting, the ESOP trustee is to follow directions given by Graham’s Employee Benefits Committee (“Committee”). The Committee in turn follows instructions provided by participants, former participants and beneficiaries of deceased former participants with respect to the Graham common stock allocated to their accounts in the ESOP as of June 5, 2009.
The records for the ESOP indicate that you are among the individuals who may give voting instructions. You may give your instructions by completing and signing the enclosed Confidential Voting Instruction Card (“Instruction Card”) and returning it in the envelope provided to First Niagara Benefits Consulting, which maintains the records for this plan. The Instruction Card lets you give instructions for each matter expected to be presented for stockholder action at the Annual Meeting. The Committee expects First Niagara Benefits Consulting to tabulate the instructions given on a confidential basis and to provide the Committee with only the final results of the tabulation. The final results will be used in directing the ESOP trustee.
The voting of the common stock held by the ESOP Trust is subject to legal requirements under the Employee Retirement Income Security Act of 1974, as amended. The Committee, in consultation with its legal advisors, considers these requirements in establishing voting instruction procedures and directing the ESOP trustee how to vote. The remainder of this letter describes the voting procedures which the Committee expects to follow for the 2009 Annual Meeting.
How your voting instructions count depends on whether it was anticipated that the matter being voted upon would be presented for stockholder action at the Annual Meeting; if you had an interest in the ESOP Trust on the proper date; and how large your interest was, as follows:

Anticipated Proposals
In general, the ESOP trustee will be directed to vote the number of shares of Graham common stock (if any) held by the ESOP Trust and allocated as of June 5, 2009 to your individual account under the ESOP according to the instructions specified on the reverse side of the Instruction Card. The Instruction Card shows the number of shares of Graham common stock allocated to your individual account under the ESOP Trust as of June 5, 2009. If you do not file the Instruction Card by July 23, 2009, the ESOP trustee will be directed to vote the shares allocated to your account in accordance with the percentage of shares voted FOR, AGAINST, ABSTAIN, or WITHHOLD, as the case may be, with respect to shares allocated to the accounts of others in the ESOP.
Unanticipated Proposals
It is possible, although unlikely, that proposals other than those specified on the Instruction Card will be presented for stockholder action at the 2009 Annual Meeting. If this should happen, the ESOP trustee will be instructed to vote upon such matters in its discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.
Your interest in the ESOP Trust offers you the opportunity to participate in decisions that affect Graham’s future, and we encourage you to take advantage of such opportunity. To help you decide how to complete the Instruction Card, enclosed is a copy of the Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report that are being furnished to all holders of Graham common stock in connection with the 2009 Annual Meeting. Please complete, sign and return your Instruction Card today. Your instructions are important regardless of the size of your interest in the ESOP Trust.
If you have questions regarding the terms of the ESOP, or how to complete the Instruction Card, please call Jeffrey Glajch, Vice President — Finance & Administration at (585) 343-2216.
Sincerely,
EMPLOYEE BENEFITS COMMITTEE OF GRAHAM CORPORATION
Enclosures

GRAHAM CORPORATION	CONFIDENTIAL VOTING INSTRUCTION
This Instruction is solicited by the Employee Benefits Committee of Graham Corporation
as a named fiduciary for the
EMPLOYEE STOCK OWNERSHIP PLAN OF GRAHAM CORPORATION (the “Plan”)
For the Annual Meeting of Stockholders to be held on July 30, 2009
     The undersigned Participant, Former Participant or Beneficiary of a deceased Former Participant in the Plan (the “Instructor”) hereby provides the voting instructions hereinafter specified to the Employee Benefits Committee of Graham Corporation (the “Committee”), which instructions shall be taken into account in directing the Trustee of the Plan to vote, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock (the “Shares”) of Graham Corporation (the “Corporation”) which are held by the Trustee of the Plan, in its capacity as Trustee, as of June 5, 2009 (the “Record Date”) at the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) to be held at the Hampton Inn, 4360 Commerce Drive, Batavia, New York 14020, on July 30, 2009 at 11:00 a.m., Eastern Time, or at any adjournments thereof.
     As to the nominees and proposal listed on the reverse side hereof and as more particularly described in the accompanying letter from the Committee dated June 17, 2009, the Committee will give voting directions to the Trustee of the Plan. Such directions will reflect the voting instructions filed by the Instructor on this Confidential Voting Instruction, in the manner described in such letter from the Committee.
     As to other matters which may properly come before the Annual Meeting, the Trustee will be instructed to vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.

     The instructions set forth on the reverse side hereof will be taken into account as described above in directing the Trustee of the Plan how to vote the Shares of the Corporation held by it as of the Record Date in its capacity as Trustee, provided this card is received by First Niagara Benefits Consulting by July 23, 2009.
     Please mark, sign and date this voting instruction card on the reverse side and return it in the enclosed envelope.

IF THIS VOTING INSTRUCTION IS SIGNED BUT NO DIRECTION IS GIVEN, THIS VOTING INSTRUCTION CARD WILL BE DEEMED TO INSTRUCT VOTES “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

ESOP COMMON (as of 6/5/09)	PLEASE MARK YOUR CHOICE LIKE THIS ☑ IN BLUE OR BLACK INK.

The Board of Directors Recommends a Vote “For” the election of nominees and “For” proposal 2.

1.	Election of Directors			2.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2010.
	For a three-year term				FOR	AGAINST	ABSTAIN*
		FOR	WITHHOLD		☐	☐	☐
	Helen H. Berkeley	☐	☐
	Alan Fortier	☐	☐
	James R. Lines	☐	☐

				3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 2009:
The proxy statement and annual report to stockholders are available at www.graham-mfg.com/proxy.
For directions on how to attend the annual meeting and vote in person, please review the “Proxy Cards and Voting” and “Revocability of Proxies” sections of the proxy statement that accompanies this voting instruction card.

The undersigned hereby instructs the Committee to direct the Trustee of the Plan to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt of the letter from the Committee dated June 17, 2009, a Notice of Annual Meeting of Stockholders of Graham Corporation and a Proxy Statement for the Annual Meeting.

Date

Signature

Signature

Please sign exactly as your name appears on this instruction. Each owner of shares held jointly must sign this voting instruction. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies must be signed by an authorized officer.
* For purposes of the unallocated Shares held by the Employee Stock Ownership Plan, abstention is equivalent to not voting.